Table of Contents

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Volcon, Inc. (Name of Registrant as Specified in its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

2590 Oakmont Drive, Suite 520

Round Rock, Texas 78665

[●], 2022

Dear Fellow Stockholder:

On behalf of the Board of Directors (the “Board”) and management of Volcon, Inc. (the “Company”), you are cordially invited to attend the 2022 Annual Meeting of Stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held online at https://meetnow.global/M5PZCXN, on Tuesday, July 26, 2022, at 10:00 A.M., Central Time.

The attached Notice of the Annual Meeting (the “Notice”) and Proxy Statement describe in greater detail all of the formal business that will be transacted at the Annual Meeting. There will not be a physical meeting at the Company’s headquarters office. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting: https://meetnow.global/ M5PZCXN. Directors and officers of the Company will be available at the Annual Meeting to respond to any questions that you may have regarding the business to be transacted.

The Company’s Board has determined that each of the proposals that will be presented to the stockholders for their consideration at the Annual Meeting are in the best interests of the Company and its stockholders, and unanimously recommends and urges you to vote “FOR” each director nominee, “FOR” the approval of the proposed amendment to the Volcon, Inc. 2021 Stock Plan, “FOR” the approval of the amendment to the Company’s Second Amended and Restated Certification of Incorporation to effect a reverse stock split of the Company’s outstanding common stock, and “FOR” ratification of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. If any other business is properly presented at the Annual Meeting, the proxies will be voted in accordance with the recommendations of the Company’s Board.

We are distributing our proxy materials to stockholders via the Internet under the “Notice and Access” rules of the U.S. Securities and Exchange Commission. We believe this expedites stockholders’ receipt of proxy materials, lowers the Annual Meeting costs and conserves natural resources. As a result, we are mailing to many stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”), rather than a paper copy of the Notice and Proxy Statement and 2021 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Notice of Internet Availability contains instructions on how to access the proxy materials online, vote online and obtain, if desired, a paper copy of our proxy materials. The Notice of Internet Availability is not a proxy card and cannot be used to vote your shares. You will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice of Internet Availability or on the website referred to in the Notice.

We encourage you to attend the Annual Meeting online, but if you are unable to attend, it is important that you vote in advance via the Internet, by telephone, or sign, date and return the enclosed proxy card in the enclosed postage-paid envelope. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the transaction of business at the Annual Meeting.

On behalf of the Board and all of the employees of the Company, we thank you for your continued support.

Sincerely,

/s/ Jordan Davis

Jordan Davis

Chief Executive Officer

2590 Oakmont Drive, Suite 520

Round Rock, Texas 78665

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Volcon, Inc. (the “Company”) will be held online at https://meetnow.global/ M5PZCXN, on Tuesday, July 26, 2022, at 10:00 A.M., Central Time, for the following purposes:

1.	Election of Directors: To elect the following five (5) director nominees to the Board of Directors to serve for a one-year term ending at the 2023 annual meeting of stockholders or until their successor is duly elected and qualified:

• Jordan Davis	• Christian Okonsky
• Jonathan Foster	• Karin-Joyce Tjon
• John Kim

2.	Approval of Amendment to the Volcon, Inc. 2021 Stock Plan: To approve the proposed amendment to the Volcon, Inc. 2021 Stock Plan to increase the number of shares authorized for issuance by 4,000,000 shares.

3.	Approval of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Common Stock: To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to grant our Board of Directors authority to effect a reverse stock split of the outstanding shares of the Company’s common stock, at one of the following reverse stock split ratios, 1-for-2, 1-for-3, 1-for-4, or 1-for-5, as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

4.	Ratification of the Appointment of Independent Auditors: To ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The Board of Directors (the “Board”) is not aware of any other business that will be presented for consideration at the Annual Meeting. If any other matters should be properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting for action by stockholders, the persons named in the form of proxy will vote the proxy in accordance with their best judgment on that matter.

The Board recommends that you vote “FOR” each of the director nominees, “FOR” the approval of the proposed amendment to the Volcon, Inc. 2021 Stock Plan, “FOR” the approval of the amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split, and “FOR” ratification of the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Only stockholders of record as of the close of business on June 1, 2022 are entitled to receive notice of, to attend and to vote at the Annual Meeting. If you are a beneficial owner as of that date, you will receive communications from your broker, bank or other nominee about the Annual Meeting and how to direct the vote of your shares, and you are welcome to attend the Annual Meeting online, all as described in more detail in the attached Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Tuesday, July 26, 2022. The Proxy Statement, form of Proxy, and our Annual Report on Form 10-K for the year ended December 31, 2021, are available on the Internet at www.envisionreports.com/VLCN and on our corporate website at www.volcon.com under “Investors—SEC Filings.”

By Order of the Board of Directors,

/s/ Christian Okonsky

Chairman of the Board of Directors

[●], 2022

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TABLE OF CONTENTS

Proxy Statement – General Information	3
Proposal 1: Election of Directors	9
Nominees for Election as Directors	9
Executive Officers Who Are Not Serving as Directors	11
Corporate Governance and Board Matters	11
Committees of the Board of Directors	14
Beneficial Ownership of Common Stock	16
Compensation of Non-Employee Directors	17
Executive Compensation	18
Certain Relationships and Related Party Transactions	23
Delinquent Section 16(A) Reports	24
Proposal 2: Approval of Amendment to the 2021 Stock Plan	25
Proposal 3: Approval of Amendment to the Company’s Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Outstanding Common Stock	31
Proposal 4: Ratification of the Appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022	38
Report of the Audit Committee	39
Annual Report to Stockholders	40
Stockholder Proposals and Director Nominations for the 2023 Annual Meeting	40
Other Business	41
Stockholders Sharing the Same Address	41
Appendix A — Amendment to the Volcon, Inc. 2021 Stock Plan (as amended and restated)	A-1
Appendix B — Volcon Inc. 2021 Stock Plan (as amended and restated)	B-1
Appendix C — Form of Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Volcon, Inc.	C-1

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Volcon, Inc.

2590 Oakmont Drive, Suite 520

Round Rock, Texas 78665

PROXY STATEMENT

GENERAL INFORMATION

For the 2022 Annual Meeting of Shareholders

To Be Held on Tuesday, July 26, 2022

Our Board of Directors is soliciting proxies to be voted at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on Tuesday, July 26, 2022, at 10:00 A.M., Central Time, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders (the “Notice”) and in this Proxy Statement. This Proxy Statement and the proxies solicited hereby are being first sent or delivered to stockholders of the Company on or about June [●], 2022.

As used in this Proxy Statement, the terms “Company,” “we,” “us,” “our” and “Volcon” refer to Volcon, Inc., and the terms “Board of Directors” and “Board” refers to the Board of Directors of the Company.

Questions and Answers about these Proxy Materials and the Annual Meeting

What is the Notice of Internet Availability of Proxy Materials that I received in the mail and why am I receiving it?

In accordance with rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including this Proxy Statement, the form of Proxy, and the 2021 Annual Report to Stockholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Annual Report”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by e-mail. If you would like to receive a paper or e-mail copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.

Our Board provided the Notice of Internet Availability and is making the proxy materials available to you in connection with the Annual Meeting, to be held on Tuesday, July 26, 2022. As a stockholder of record as of June 1, 2022 (the “Record Date”), you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

What information is contained in this Proxy Statement?

This information relates to the proposals to be voted on at the Annual Meeting, the voting process, and certain other required information.

Can I access the Company’s proxy materials and 2021 Annual Report electronically?

Yes. The Proxy Statement, form of Proxy and our 2021 Annual Report are available at www.envisionreports.com/VLCN. To view this material, you must have available the control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

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What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?

It means your shares are registered differently or are in more than one account. Please provide voting instructions for each account for which you have received a Notice of Internet Availability or set of proxy materials.

Who is soliciting my vote pursuant to this Proxy Statement?

Our Board is soliciting your vote at the Annual Meeting.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.

How many shares are eligible to be voted?

As of the Record Date, we had 24,334,871 shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the five (5) director nominees to be elected and one (1) vote on each other matter to be voted on at the Annual Meeting.

What am I voting on?

You are voting on the following matters:

1.	Election of Directors: The election of five (5) director nominees to the Board to serve for a one-year term ending at the 2023 annual meeting of stockholders or until their successor is duly elected and qualified. Our director nominees are:

• Jordan Davis	• Christian Okonsky
• Jonathan Foster	• Karin-Joyce Tjon
• John Kim

2.	Approval of Amendment to the Volcon, Inc. 2021 Stock Plan: To approve the proposed amendment to the Volcon, Inc. 2021 Stock Plan (the “2021 Stock Plan”) to increase the number of shares authorized for issuance by 4,000,000 shares.

3.	Approval of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Common Stock: To approve an amendment (the “Amendment”) to the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to grant our Board authority to effect a reverse stock split of the outstanding shares of the Company’s common stock, at one of the following reverse stock split ratios, 1-for-2, 1-for-3, 1-for-4, or 1-for-5, as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting.

4.	Ratification of the Appointment of Independent Auditors: To ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

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How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares as follows:

•	“FOR” each director nominee;

•	“FOR” the approval of the proposed amendment to the 2021 Stock Plan;

•	“FOR” the approval of the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock; and

•	“FOR” the ratification of the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

None of our directors have informed us in writing that he or she intends to oppose any action intended to be taken by us at the Annual Meeting.

How many votes are required to hold the Annual Meeting and what are the voting procedures?

Quorum Requirement: As of the Record Date, 24,334,871 shares of the Company’s common stock were issued and outstanding. The holders of a majority in voting power of the issued and outstanding shares entitled to vote at the Annual Meeting, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum.

Required Votes: Each outstanding share of our common stock is entitled to one vote on each proposal at the Annual Meeting. If there is a quorum at the Annual Meeting, the matters to be voted upon by the stockholders require the following votes for such matter to be approved:

•	Election of Directors: Directors are elected by a plurality of the votes cast at the Annual Meeting. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal. Broker non-votes will have no effect on the outcome of this proposal.

•	Approval of Amendment to the 2021 Stock Plan: The affirmative vote of the holders of at least the majority of the voting power of the votes cast (excluding abstentions and broker non-votes) at the Annual Meeting is required to approve the amendment of the 2021 Stock Plan. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

•	Approval of Amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock: the affirmative vote of the holders of at least the majority of the outstanding shares of common stock at the Annual Meeting is required to approve the amendment to the Company’s Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

•	Ratification of the Appointment of Independent Auditors: The affirmative vote of the holders of at least the majority of the voting power of the votes cast at the Annual Meeting is necessary to ratify the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

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If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange, and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Proposal 4, the ratification of the appointment of our independent registered public accounting firm. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. Proposal 1, the election of directors, Proposal 2, approval of the amendment to the 2021 Stock Plan and Proposal 3, approval of the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock are each a “non-routine” matter.

Shares represented by proxies that are marked vote “withheld” with respect to the election of any nominee for director will not be considered in determining whether such nominee has received the affirmative vote of a plurality of the shares. Except as otherwise specified above, shares represented by proxies that are marked “abstain” with respect to any other matter to be voted upon at the Annual Meeting will not have an effect on the outcome of the vote.

How can I vote my shares in person and participate at the Annual Meeting?

This year’s Annual Meeting will be held entirely online. Stockholders may participate in the Annual Meeting by visiting the following website: www.meetnow.global/M5PZCXN. To participate in the Annual Meeting, you will need the control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shares held in your name as the stockholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the stockholder of record also may be voted electronically during the Annual Meeting in accordance with the instructions from your broker, bank or other nominee. However, even if you plan to attend the Annual Meeting online, the Company recommends that you vote your shares in advance, so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

If you are the stockholder of record, you may vote by one of the following four methods as instructed on the Notice of Internet Availability:

•	Online at the Annual Meeting;

•	Via the Internet;

•	By telephone; or

•	By mail.

If you elect to vote by mail and you requested and received a printed set of proxy materials, you may mark, sign, date and mail the proxy card you received from us in the return envelope. If you did not receive a printed proxy card and wish to vote by mail, you may do so by requesting a paper copy of the proxy materials (as described below), which will include a proxy card.

Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board.

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If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive the proxy materials. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker or the nominee.

How may I cast my vote over the Internet or by Telephone?

Voting over the Internet: If you are a stockholder of record, you may use the Internet to transmit your vote up until 11:59 P.M., Eastern Time, July 25, 2022 (the day before the Annual Meeting). Visit www.envisionreports.com/VLCN and have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Voting by Telephone: If you are a stockholder of record, you may call 1-800-652-VOTE (8683), toll-free in the United States, U.S. territories and Canada, and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, July 25, 2022 (the day before the Annual Meeting). Have your proxy card in hand when you call and then follow the instructions.

If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

How may a stockholder nominate someone at the Annual Meeting to be a director or bring any other business before the Annual Meeting?

The Company’s Amended and Restated Bylaws (the “Bylaws”) require advance notice to the Company if a stockholder intends to attend an annual meeting of stockholders in person and to nominate someone for election as a director or to bring other business before the meeting. Such a notice may be made only by a stockholder of record within the time period established in the Bylaws and described in each year’s Proxy Statement. See the section titled “Stockholder Proposals and Director Nominations for the 2023 Annual Meeting” below for additional information.

How may I revoke or change my vote?

If you are the record owner of your shares, and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy card with a later date;

•	delivering written notice to our Corporate Secretary on or before 10:00 A.M. Central Time on July 26, 2022 (the Annual Meeting date and time), stating that you are revoking your proxy;

•	attending the Annual Meeting and voting your shares online; or

•	if you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy.

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If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

Who is paying for the costs of this proxy solicitation?

The Company will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, officers and regular employees of the Company may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication.

Who will count the votes?

The inspector of election appointed for the Annual Meeting will receive and tabulate the ballots and voting instruction forms. The Board has appointed Computershare to serve as the inspector of election.

Where do I find the voting results of the Annual Meeting?

The voting results will be disclosed in a Current Report on Form 8-K that we will file with the SEC within four (4) business days after the Annual Meeting.

How can I obtain the Company’s corporate governance information?

Our corporate governance information is available on our website at www.volcon.com under “Investors—Governance.” Our stockholders may also obtain written copies at no cost by writing to us at Volcon ePowersports, Inc., 2590 Oakmont Drive, Suite 520, Round Rock, Texas 78665, Attention: Corporate Secretary, or by calling (512) 400-4271.

How do I request electronic or printed copies of this and future proxy materials?

You may request and consent to delivery of electronic or printed copies of this and future proxy statements, annual reports and other stockholder communications by:

•	visiting www.envisionreports.com/VLCN;

•	calling 1-800-866-641-4276, toll-free in the United States and Canada; or

•	sending an email to investorvote@computershare.com with “Proxy Materials Volcon, Inc.” in the subject line. Please include your full name and address.

When requesting copies of proxy materials and other stockholder communications, you should have available the control number located on the Notice of Internet Availability or proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

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PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election as Directors

Our Board has unanimously approved the nomination of Jordan Davis, Jonathan Foster, John Kim, Christian Okonsky and Karin-Joyce Tjon for election as directors to serve until the 2023 annual meeting of stockholders and until their successors are elected and have qualified. Our Board currently has five (5) members. Adrian James, a current director, will not stand for re-election at the Annual Meeting.

Information about the principal occupations, business experience and qualifications of each of our director nominees is provided below under the heading “Qualifications of 2022 Director Nominees and Continuing Directors.”

Qualifications of 2022 Director Nominees and Continuing Directors

Jordan Davis Age: 39 Director Nominee	Mr. Davis has served as our Chief Executive Officer (“CEO”) since August 23, 2021. Mr. Davis is a senior executive with over 15 years of experience within the sporting goods industry. From April 2018 to August 2021, Mr. Davis served as President of Market Operations for O. Mustad & Son AS Fishing. From March 2010 to March 2018, Mr. Davis was employed with Remington Outdoor Company in various positions and from October 2015 to March 2018, he served as Vice President of Marketing & Business Development. Mr. Davis holds a Bachelor’s degree in Business Administration with a dual focus in management and marketing, and a Master of business administration in Management, both from Bushnell University (formerly Northwest Christian University). We believe Mr. Davis’ history with our Company and his extensive executive experience provide him with the qualifications to serve as a director.

Jonathan Foster Age: 58 Director Since: 2021 Committees: • Audit • Compensation (Chair) • Nominating and Governance	Mr. Foster joined our Board in June 2021. Mr. Foster has served as the chief financial officer and executive vice president for Moleculin Biotech, Inc. since August 2016. Mr. Foster brings more than 35 years of financial experience holding a variety of executive and senior financial positions with public, private, start-up to large corporate and international companies. Mr. Foster also serves on the board of directors of Autonomix Medical, Inc., a medical device company. From February 2012 to August 2016, Mr. Foster served as chief financial officer and Executive Vice President of InfuSystem Holdings, Inc., a national provider of infusion pumps and related services to the healthcare industry. From May 2011 to January 2012, Mr. Foster served as a consultant to the chief financial officer of LSG Sky Chefs, USA, Inc., a subsidiary of Deutsche Lufthansa AG. Mr. Foster served on the board of Financial Institutions for the State of South Carolina from 2006 to 2012 and from June 2018 until December 2021 when the company was acquired, Mr. Foster served on the board of directors of Soliton, Inc., a medical device company focused on developing new technology for use in aesthetics, where he was the chair of the Strategic Alternative, Audit Committee and Compensation Committee, and previously served as chair of the Nominating & Governance Committees. Prior to May 2011, Mr. Foster served in lead financial roles with a private manufacturer of hardware and in manufacturing divisions of Schlumberger, Ltd. He began his career with Deloitte in Charlotte and Atlanta. Mr. Foster is a Certified Public Accountant (South Carolina) and holds the designation of Chartered Global Management Accountant from the American Institute of Certified Public Accountants. He received his Bachelor of Science in Accounting from Clemson University in 1985. We believe that Mr. Foster’s public company experience as an executive officer and director and his extensive accounting experience provide him with the qualifications to serve as a director.

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John Kim	Mr. Kim joined our Board in July 2021. Mr. Kim is a serial entrepreneur and product designer and is currently a private investor. Mr. Kim was the chief executive officer and founder of Super73 Inc, one of the world’s leading electric bicycle companies from 2012 until 2019. In 2003, Mr. Kim founded U-Life, an internet enabled home appliance company in South Korea, which was acquired by LG in 2006. Before his career as an entrepreneur, Mr. Kim was the principal designer for Yahoo Search, a car designer at Honda, and a former U.S. Army paratrooper. Mr. Kim received a Master’s degree in Design from Stanford University in 2001. We believe that Mr. Kim’s experience in the electric bicycle industry and his extensive product design experience provide him with the qualifications to serve as a director.
Age: 51
Director Since: 2021
Committees: • Audit • Compensation • Nominating and Governance

Christian Okonsky Age: 57 Director Since: 2020 Committees: None	Mr. Okonsky co-founded Volcon in 2020 and has served as our Chairman of the Board (the “Chairman”) and Chief Technology Officer (“CTO”) since inception. Mr. Okonsky also serves as the Managing Partner of Sustainability Initiatives, an early-stage accelerator founded in 2016. Mr. Okonsky founded AYRO, Inc. in May 2016, and served as its chairman of the board from inception to listing on NASDAQ in May 2020. From 2020 to present, he also served as managing Partner of Twisted USA, LLC, an electric vehicle company developing on/off road four wheel vehicles. Mr. Okonsky currently holds over two-dozen U.S. and foreign patents. From 1992 until 1998, Mr. Okonsky worked as an engineer for Dell in its notebook division. He is a graduate of Texas A&M with a Bachelor’s degree in Industrial Engineering. We believe Mr. Okonsky’s history with our company and background provide him with the qualifications to serve as a director.

Karin-Joyce (“KJ”) Tjon Age: 60 Director Since: 2021 Committees: • Audit (Chair) • Compensation • Nominating and Governance (Chair)	Ms. Tjon joined our Board in August 2021. Ms. Tjon has over twenty years of executive experience at both public and private companies. Ms. Tjon currently serves on the board of directors of Nubia Brand International Corp. Prior to Ms. Tjon’s retirement in 2020, from July 2018 until May 2020 she served as chief financial officer for Alorica, Inc. a multi-billion dollar customer service provider with over 100,000 employees worldwide. From February 2017 until August 2017, Ms. Tjon was President and chief operating officer for Scientific Games, Inc., responsible for their Gaming and Lottery divisions. From July 2014 until September 2016 Ms. Tjon served as the executive vice president and chief financial officer for Epiq Systems, Inc. Her responsibilities included all areas of international corporate finance as well as SAP support and risk management. From August 2011 to May 2014, Ms. Tjon served as chief financial officer at Hawker Beechcraft, Inc. Earlier in her career, Ms. Tjon was a Managing Director at Alvarez & Marsal where she worked on turnarounds as interim executive as well as supported various engagements for private equity clients. Ms. Tjon holds a Master of business administration from Columbia University’s Graduate School of Business and a Bachelor’s degree in specialized studies in Organizational Behavior from Ohio University. We believe that Ms. Tjon’s public company experience as an executive officer and her extensive finance and business operations experience provides her with the qualifications to serve as a director.

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Executive Officers Who are Not Serving as Directors

Below is information regarding each of our current executive officers who are not directors of the Company, including their title, age and brief biography describing each executive officer’s business experience. No executive officer has any family relationship with any other executive officer or any of our current directors.

Name and Position	Age	Business Experience
Greg Endo, Chief Financial Officer	56	Mr. Endo has served as our Chief Financial Officer (“CFO”) since June 7, 2021. Prior to joining Volcon, Mr. Endo worked for over 26 years at Deloitte & Touche LLP. From August 2006 until his retirement in September 2020, Mr. Endo was an audit and advisory partner, advising public and private companies in the manufacturing, technology, and real estate industries. He has assisted clients on merger and acquisition transactions, equity and debt financings, IT implementations and business process design and controls. From January 2021 to May 2021, Mr. Endo served as a consultant providing audit-related services to Marcum LLP and Marcum Berstein & Pinchuk LLP. Mr. Endo is a certified public accountant in Texas. Mr. Endo has a Bachelor’s degree in Business Administration and a Master’s degree in Professional Accounting, both from the University of Texas at Austin and is a U.S. Army and Texas National Guard veteran.

Stephanie Davis, Chief Operating Officer	51	Ms. Davis (no relationship to Jordan Davis, our CEO) has served as our Chief Operating Officer since January 3, 2022. Prior to joining Volcon, Ms. Davis has held a number of positions overseeing manufacturing, supply chain and operations for manufacturing companies. Most recently she was the vice president of operations for Horton Automatics from 2018 to December 2021. Prior to Horton Automatics she was the plant manager for Atkore International from 2015 to 2018 and was the corporate business systems manager from 2014 to 2015. She worked at Ingersoll-Rand Company from 2007 to 2014 in a number of positions and subsidiaries, most recently as the director of operations from 2012 to 2014 for Club Car, Inc., which designs and manufactures golf cars and all-wheel drive vehicles, utility trucks and turf vehicles. From 2007 to 2012 she held a variety of positions with Ingersoll-Rand Southern Pines, which manufactured equipment and tools, most recently as the operations manager. She was also the quality manager for Bosch and E-Z-Go Textron early in her career. Ms. Davis has a Master of Business Administration Degree in Operations & Supply Chain and a Master’s degree in Operations Management & Program Management from Southern New Hampshire University and a Bachelor’s of Science Degree in Electrical Engineering from Clemson University.

Corporate Governance and Board Matters

We are committed to sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Certain features of our corporate governance practices are provided below.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, banking, real estate or technology. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders. When considering potential director candidates, our Board also considers the candidate’s character, judgment, diversity, skill set, specific business background and global or international experience in the context of our needs and those of the Board.

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Director Independence

Pursuant to Rule 5605(b)(1) of the NASDAQ listing standards, a majority of the members of the Board must be “independent directors” as that term is defined by Nasdaq Rule 5605(a)(2). Our Board has evaluated the independence of its members based upon the applicable SEC rules and NASDAQ director independence standards. Applying these standards, our Board has affirmatively determined that Messrs. Foster and Kim and Ms. Tjon are “independent directors” under the applicable rules. We have determined that Messrs Okonsky and Davis are not “independent directors” under the applicable rules.

Insider Trading Policy

Our Board has adopted an Insider Trading Policy that applies to all of our directors and employees. The policy attempts to establish standards that will avoid even the appearance of improper conduct on the part of insiders. Our Insider Trading Policy is available on our website at www.volcon.com under “Investors—Governance—Governance Documents.”

Hedging and Pledging Policy

We do not permit our directors and employees to enter into hedging and monetization transactions or to engage in short sale transactions in the Company’s securities. We believe that such transactions can mitigate or eliminate the economic risk of ownership and disincentivize such individuals from seeking to improve the Company’s performance and, consequently impair their alignment with our stockholders’ interests.

We also do not permit our directors and executive officers to enter into pledging arrangements involving their shares of our common stock. We believe such arrangements present a risk that the individual could be pressured or forced to sell our stock to meet loan requirements, which we believe would be inconsistent with our belief in aligning their interests with long-term stockholder interests, and potentially could cause us reputational harm and violate internal policies regarding transacting in our stock when such person is aware of material nonpublic information or otherwise prohibited from trading in our common stock.

Leadership Structure

Currently, the roles of the Chairman and CEO are currently filled by separate individuals. Since the Company began its operations in 2020, Mr. Okonsky has served as Chairman. Since August 23, 2021, Mr. Davis has served as our CEO. Previously, Mr. Andrew Leisner served as our CEO.

The Board believes that the separation of the offices of the Chairman and CEO is appropriate at this time because it allows our CEO to focus primarily on our business strategy, operations and corporate vision. The Board elects our Chairman and our CEO, and each of these positions may be held by the same person or by different people. Although our Board does not have a policy regarding the separation of the roles of CEO and Chairman, we believe it is important that the Board retain flexibility to determine whether these roles should be separate or combined based upon the Board’s assessment of the Company’s needs and the Company’s leadership at a given point in time. The Board believes our Company and our stockholders benefit from this flexibility, as our directors are well positioned to determine our leadership structure given their in-depth knowledge of our management team, our strategic goals, and the opportunities and challenges we face.

We believe that independent and effective oversight of the Company’s business and affairs is maintained through the composition of the Board, the leadership of our independent directors and Board committees and our governance structures and processes. The Board consists of a majority of independent directors, and the Board’s Audit, Compensation and Nominating and Governance Committees are composed solely of independent directors.

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Code of Ethics

We have adopted a written Code of Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. This code provides fundamental ethical principles to which these individuals are expected to adhere and operate as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, our Company. A copy of our Code of Ethics is available on our website at www.volcon.com under “Investors—Governance—Governance Documents.” We expect that any amendments to our Code of Business Conduct and Ethics, or any waivers of its requirements, will be disclosed on our website, as well as by any other means required by NASDAQ rules.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee are or have been one of our officers or employees. In addition, none of our executive officers serves or has served as a member of the compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Risk Management and Oversight

Our Board oversees our risk management process, which is a company-wide approach to risk management that is carried out by our management. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk within their specific area of concern. Pursuant to our Board’s instruction, management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

Stockholder Communications and Annual Meeting Attendance

Stockholders may communicate with our Board by contacting the Corporate Secretary, Volcon, Inc., 2590 Oakmont Drive, Suite 520, Round Rock, Texas 78665. All communications will be forwarded directly to the Chairman for consideration.

The Board members are not required to attend our annual meetings of stockholders. However, all directors are encouraged to attend every annual meeting of stockholders as we believe that the annual meeting is an opportunity for stockholders to communicate directly with directors. This Annual Meeting will be our first annual meeting of stockholders since becoming a public company. We anticipate that all of our directors will attend the Annual Meeting.

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Committees of the Board of Directors

From the date of our initial public offering, our Board has had had three (3) separately designated standing committees to assist with the discharge of its responsibilities. These committees include the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. Each of these committees operates under a charter that was approved by our Board. The charters of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee is available on our website at www.volcon.com under “Investors—Governance—Governance Documents.”

The names of the current members (chairs specifically noted) and highlights of some of the key oversight responsibilities of the Board committees are set forth below. Prior to March 1, 2022, Mr. Foster served as the Chair of the Audit Committee. Effective March 1, 2022, Ms. Tjon was appointed Chair of the Audit Committee.

Audit Committee
Members: • Karin-Joyce Tjon (Chair) • Jonathan Foster • John Kim

Key Oversight Responsibilities:

•    overseeing the compensation and work of and performance by our independent auditor and any other registered public accounting firm performing audit, review or attestation services for us;

•    engaging, retaining and terminating, if necessary, our independent auditor and determining the terms thereof;

•    assessing the qualifications, performance and independence of the independent auditor;

•    evaluating whether the provision of permitted non-audit services is compatible with maintaining the auditor’s independence;

•    reviewing and discussing the audit results, including any comments and recommendations of the independent auditor and the responses of management to such recommendations;

•    reviewing and discussing the annual and quarterly financial statements with management and the independent auditor;

•    reviewing the adequacy and effectiveness of internal controls and procedures;

•    establishing procedures regarding the receipt, retention and treatment of complaints received regarding the accounting, internal accounting controls, or auditing matters and conducting or authorizing investigations into any matters within the scope of the responsibility of the Audit Committee; and

•    reviewing transactions with related persons for potential conflict of interest situations.

Meetings in 2021: 1

✓ All members of the Audit Committee are independent

✓ All members of the Audit Committee are financially literate

✓ Ms. Tjon and Mr. Foster are considered an “audit committee financial expert” with accounting or related financial management expertise in accordance with SEC’s rules and regulations and NASDAQ rules

Compensation Committee
Members: • Jonathan Foster (Chair) • John Kim • Karin-Joyce Tjon

Key Oversight Responsibilities:

•    approving corporate goals and objectives for the CEO’s compensation plan, evaluate the CEO’s performance in light of these goals and objectives, and recommending to the Board for determination, the CEO’s compensation level based on this evaluation and the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”);

•    reviewing and recommending all elements and amounts of compensation for other executive officers, including any performance goals applicable to those executive officers and in light of the most recent Say on Pay Vote;

•    reviewing, approving and, when appropriate, recommending to the Board for approval, incentive compensation plans and equity-based plans, and where appropriate or required, recommending such plans for approval by the stockholders;

•    reviewing and recommending director compensation levels on the Board, including recommending any changes to the Board;

•    reviewing and recommending for approval the adoption, any amendment and termination of all cash and equity-based incentive compensation plans;

•    to the extent such disclosure is required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), causing to be prepared a committee report for inclusion in applicable SEC filings;

•    approving any employment agreements, severance agreements or change of control agreements that are entered into with the CEO and certain executive officers; and

•    reviewing and recommending the level and form of non-employee director compensation and benefits.

Meetings in 2021: 1

✓ All members of the Compensation Committee are independent ✓ All members of the Compensation Committee qualify as “nonemployee” directors within the meaning of Rule 16b-3 under the Exchange Act

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Nominating and Governance Committee
Members: • Karin-Joyce Tjon (Chair) • Jonathan Foster • John Kim

Key Oversight Responsibilities:

•     recommending persons for election as directors by the stockholders;

•     recommending persons for appointment as directors to the extent necessary to fill any vacancies or newly created directorships;

•     reviewing annually the skills and characteristics required of directors and each incumbent director’s continued service on the Board;

•     reviewing any stockholder proposals and nominations for directors;

•     advising the Board on the appropriate structure and operations of the Board and its committees;

•     reviewing and recommending standing Board committee assignments;

•     developing and recommending to the Board corporate governance guidelines, a Code of Business Conduct and Ethics and other corporate governance policies and programs and reviewing such guidelines, code and any other policies and programs at least annually;

•     making recommendations to the Board regarding corporate governance based upon developments, trends, and best practices; and

•     reviewing and considering stockholder recommendations for candidates for the Board.

Meetings in 2021: 0

✓ All members of the Nominating and Governance Committee are independent

Selecting and Nominating Director Candidates

In carrying out its functions, the Nominating and Governance Committee develops qualification criteria for all potential nominees for election, including incumbent directors, board nominees and stockholder nominees to be included in the Company’s future proxy statements. These criteria may include the following attributes:

•	adherence to high ethical standards and high standards of integrity;
•	sufficient educational background, professional experience, business experience, service on other boards of directors and other experience, qualifications, diversity of viewpoints, attributes and skills that will allow the candidate to serve effectively on the Board and the specific committee for which he or she is being considered;
•	evidence of leadership, sound professional judgment and professional acumen;
•	evidence the nominee is well recognized in the community and has a demonstrated record of service to the community;
•	a willingness to abide by any published code of conduct or ethics for the Company and to objectively appraise management performance;
•	the ability and willingness to devote sufficient time to carrying out the duties and responsibilities required of a director;
•	any related party transaction in which the candidate has or may have a material direct or indirect interest and in which we participate; and
•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of the Company and the interests of our stockholders.

The Nominating and Governance Committee also evaluates potential nominees for the Company’s Board to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with applicable SEC and NASDAQ rules (to ensure that, at all times, at least a majority of our directors are independent). Although we do not have a separate diversity policy, the Nominating and Governance Committee considers the diversity of the Company’s directors and nominees in terms of knowledge, experience, skills, expertise and other factors that may contribute to the effectiveness of the Company’s Board.

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Prior to nominating or, if applicable, recommending an existing director for re-election to the Company’s Board, the Nominating and Governance Committee considers and reviews the following attributes with respect to each sitting director:

•	attendance and performance at meetings of the Company’s Board and the committees on which such director serves;
•	length of service on the Company’s Board;
•	experience, skills and contributions that the sitting director brings to the Company’s Board;
•	independence and any conflicts of interest; and
•	any significant change in the director’s status, including with respect to the attributes considered for initial membership on the Company’s Board.

Board and Committee Meetings

Our Board held four (4) meetings during fiscal year 2021.

In fiscal year 2021, each incumbent director attended 100% of the aggregate of (1) the total number of meetings of the Board (held during the period for which that person served as a director) and (2) the total number of meetings held by all committees of the Board on which that person served (held during the period served).

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date:

•	each person or group known by us to own beneficially more than five percent (5%) of the outstanding shares of common stock;
•	each of our directors;
•	each of our executive officers named in the Summary Compensation Table (such executive officers are referred to herein as the “Named Executive Officers” or “NEOs”); and
•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting of securities, or to dispose or direct the disposition of securities, or has the right to acquire such powers within 60 days through (i) the exercise of any option or warrant, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. Except as otherwise indicated, we believe that the beneficial owners of common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply. Except as otherwise noted below, the address for each person or entity listed in the table is c/o Volcon, Inc., 2590 Oakmont Drive, Suite 520, Round Rock, Texas 78665.

Name	Number of Shares Beneficially Owned	Percent of Class Beneficially Owned
Directors, Director Nominees and NEOs
Christian Okonsky(1)	5,100,031	17.5%
Jordan Davis	1,494	*
Greg Endo(2)	106,268	*
Adrian James(3)(4)	6,694,575	27.5%
Jonathan P. Foster(5)	75,000	*
John Kim(6)	62,500	*
Karin-Joyce Tjon	-	*
Andrew R. Leisner(7)	20,975	*
All Directors, Director Nominees and NEOs as a Group (8 Persons)(8)	12,060,843	41.1%

* Denotes less than 1%.

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(1) Consists of (i) a warrant to purchase 4,750,000 shares of common stock at an exercise price of $0.98 per share held by Pink Possum, LLC, for which Mr. Okonsky is the sole member and sole manager; and (ii) 350,031 shares of common stock held by Mr. Okonsky. Mr. Okonsky, directly and/or indirectly, possess the sole power to vote and the sole power to direct the disposition of all securities of Volcon held by Pink Possum, LLC.

(2) Consists of (i) 2,101 shares of common stock granted on March 1, 2022 and (ii) 104,167 stock options with an exercise price of $1.00 per share that will vest on June 7, 2022.

(3) Consists of (i) 5,457,575 shares of common stock held by Highbridge Consultants, LLC (“Highbridge”), for which Mr. James is the sole member and sole manager; (ii) 430,000 shares of common stock held by ALS Investments, LLC (“ALS”), for which Mr. James is the sole member and sole manager; (iii) 375,000 shares of common stock held by Svenska Investments LLC (“Svenska”), for which Mr. James is the sole manager and his Individual Retirement Account is the sole member; (iv) 244,400 shares of common stock held by Vanguard Financial Trust (“Vanguard”), for which Mr. James is the sole trustee and beneficiary; (v) 187,500 shares of common stock held by Park 10 Investments LLC (“Park”), for which Mr. James is the sole member and sole manager, and (vi) 100 shares of common stock held by ASJ Living Trust (“ASJ”) for which Mr. James is the sole trustee. Mr. James, directly and/or indirectly, possesses the sole power to vote and the sole power to direct the disposition of all securities of Volcon held by Highbridge, ALS, Svenska, Vanguard, Park and ASJ.

(4) Mr. James is a current director with a term set to expire at the Annual Meeting.

(5) Consists of 75,000 stock options with an exercise price of $1.00 per share that vested on May 19, 2022.

(6) Consists of 62,500 stock options with an exercise price of $1.00 per share that will vest on July 16, 2022

(7) Mr. Leisner resigned as the Company’s CEO in July 2021.

(8) Includes warrants for Mr. Okonsky as noted in (1) above and stock options for Messrs. Endo, Foster and Kim as noted in (2), (5) and (6) above.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Our non-employee directors did not receive any cash compensation during 2021. Each independent director has received stock options which vest upon one (1) year of service as their compensation for being a Board member. No cash compensation is provided other than reimbursement for travel costs to attend meetings. The following table sets forth compensation paid or awarded to, or earned by, each of our directors (except for Mr. Okonsky, whose compensation is disclosed under “Executive Compensation—Summary Compensation Table” below) during 2021:

Name	Option Awards	Other Compensation	Total
Jonathan Foster(1)	$87,885	—	$87,885
John Kim(2)	$73,200	—	$73,200
Karin-Joyce Tjon(3)	$45,293	—	$45,293
Adrian James(4)	—	$7,404,539(5)	$7,404,539

(1) In May 2021, Mr. Foster was awarded 75,000 stock options, at an exercise price of $1.00 and vest over twelve months, all of which were outstanding as of December 31, 2021. The dollar amount included in the column Option Awards is the grant date fair value of the stock options under FASB ASC Topic 718.

(2) In July 2021, Mr. Kim was awarded 62,500 stock options, at an exercise price of $1.00 and vest over twelve months, all of which were outstanding as of December 31, 2021. The dollar amount included in the column Option Awards is the grant date fair value of the stock options under FASB ASC Topic 718.

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(3) In August 2021, Ms. Tjon was awarded 68,750 stock options, at an exercise price of $3.00 and vest over twelve months, all of which were outstanding as of December 31, 2021. The dollar amount included in the column Option Awards is the grant date fair value of the stock options under FASB ASC Topic 718.

(4) Mr. James is a current director with a term set to expire at the Annual Meeting.

(5) Represents the grant date fair value of warrants under FASB ASC Topic 718 issued pursuant to a consulting agreement with Highbridge Consultants, LLC (“Highbridge”), an entity controlled by Mr. James. On August 28, 2020, we entered into a consulting agreement with Highbridge pursuant to which Mr. James provides us with services. In consideration for entering into the consulting agreement, we issued Highbridge a ten-year warrant to purchase our common stock at an exercise price of $0.004 per share. The number of shares of common stock issuable pursuant to the warrant was based on the number of shares of our common stock outstanding at the time of exercise and provided that Highbridge would receive 25% of our shares of common stock outstanding at the time of exercise on a fully diluted basis. On March 26, 2021, Highbridge entered into an amendment to the consulting agreement agreeing to exchange the original warrant for a new ten-year warrant to purchase 6,250,000 shares of common stock at an exercise price of $0.98. On December 20, 2021, Highbridge exercised all of its warrants on a cashless basis and the Company issued 5,507,575 shares of common stock to Highbridge. Amounts in the table do not reflect amounts that may be earned by Highbridge upon certain fundamental transactions involving the Company or upon the occurrence of the Company achieving a market capitalization of $300.0 million. See “Certain Relationships and Related Party Transactions—Pink Possum, LLC and Highbridge Consultants, LLC” for additional information.

Executive Compensation

Our Named Executive Officers for 2021, which consist of all individuals serving as our principal executive officer during the year and the Company’s two other most highly compensated executive officers, are:

•	Jordan Davis, CEO;
•	Greg Endo, CFO;
•	Christian Okonsky, CTO; and
•	Andrew Leisner, former CEO.

Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by and paid to our NEOs for the years ended December 31, 2021 and 2020:

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	All other compensation ($)	Total ($)
Jordan Davis, CEO	2021	76,667	294,409	28,435(2)	399,511

Greg Endo, CFO	2021	108,032	365,094	10,500(2)	483,626

Andrew Leisner, Former CEO(3)	2021	131,250	4,850	48,000(2)	184,100
	2020	28,269	353,250	4,500(2)	386,019

Christian Okonsky, CTO	2021	—		5,684,935(1)(4)	5,684,935(1)(4)
	2020	—		59,606(4)	59,606(4)

(1) Represents the full grant date fair value of the stock awards calculated in accordance with FASB ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be realized by the NEO. For a summary of the assumptions made in the valuation of the awards, please see Notes 7 and 8 to our financial statements as of December 31, 2021 contained in the 2021 Annual Report.

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(2) Represents amounts paid in connection with a housing allowance for each officer, a $37,500 bonus paid to Mr. Leisner in 2021 and a $25,000 relocation allowance paid to Mr. Davis.

(3) Mr. Leisner resigned in July 2021 and the 2021 compensation does not include 187,500 stock options granted to him in May 2021 that were canceled upon his resignation. Since August 2021, Mr. Leisner has served on an advisory committee and was granted 5,000 stock options in August 2021 in connection with this role which value is included in his 2021 compensation.

(4) Amount includes $57,485 paid to an entity controlled by Mr. Okonsky. Amount also includes the grant date fair value of warrants totaling $5,627,450 under FASB ASC Topic 718 issued pursuant to a consulting agreement with Pink Possum, LLC (“Pink Possum”), an entity controlled by Mr. Okonsky. On August 28, 2020, we entered into a consulting agreement with Pink Possum pursuant to which Mr. Okonsky provides us with services. In consideration for entering into the consulting agreement, we issued Pink Possum a ten-year warrant to purchase our common stock at an exercise price of $0.004 per share. The number of shares of common stock issuable pursuant to the warrant was based on the number of shares of our common stock outstanding at the time of exercise and provided that Pink Possum would receive 18.75% of our shares of common stock outstanding at the time of exercise on a fully diluted basis. On March 26, 2021, Pink Possum entered into an amendment to the consulting agreement agreeing to exchange the original warrant for a new ten-year warrant to purchase 4,750,000 shares of common stock at an exercise price of $0.98. Amounts in the table do not reflect amounts that may be earned by Pink Possum upon certain fundamental transactions involving the Company or upon the occurrence of the Company achieving a market capitalization of $300.0 million. See “—Narrative Disclosure to Summary Compensation Table—Consulting Agreement with Christian Okonsky, Co-Founder and CTO” for additional information.

Narrative Disclosure to Summary Compensation Table

General

We have compensated our NEOs through a combination of base salary, cash bonuses, equity awards and other benefits, including certain perquisites. Each of our NEOs has substantial responsibilities relating to our day-to-day operations.

Base Salary

The Compensation Committee reviews and approves base salaries of our NEOs. In setting the base salary of each NEO for the periods presented above, the Compensation Committee relied on market data. The Compensation Committee also may retain independent consultants as it deems appropriate. Salary levels are typically considered annually as part of our regularly scheduled performance review process and otherwise upon a promotion or other change in job responsibility.

Bonus

Our NEOs are also eligible to receive an annual bonus as a percentage of base salary based on our achievement of various metrics. Annual incentive awards are intended to recognize and reward those NEOs who contribute meaningfully to our performance for the corresponding year. Our Board has discretion to determine whether and in what amounts or form (cash or stock) any such bonuses will be paid in a given year.

Equity Awards

The stock option awards reflected in the table above were issued pursuant to the 2021 Stock Plan, which, as described more fully below, allows the Compensation Committee to establish the terms and conditions of the awards, subject to the plan terms. In January 2021, we adopted the 2021 Stock Plan, which permits either the Compensation Committee or our entire Board, for the period prior to the establishment of the Compensation Committee, to grant stock options. We believe these awards to our executive officers help align the interests of management and our stockholders and reward our executive officers for improved Company performance.

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401(k) Retirement Plan

The Company participates in a 401(k) plan that allows all employees, including NEOs, to contribute part of their compensation, up to specified IRS limitations. To date the Company has not provided any matching contributions to the 401(k) plan.

Health and Welfare Benefits

Our NEOs are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. The purpose of our employee benefit plans is to help us attract and retain quality employees, including executives, by offering benefit plans similar to those typically offered by our competitors.

Perquisites

We provide our NEOs with a limited number of perquisites that we believe are reasonable and consistent with our overall compensation program to enable us to attract and retain superior employees for key positions. The perquisites received by our NEOs in 2021 and 2020 included housing, relocation and mobile phone allowances.

Agreements with NEOs

We have entered into an employment agreement with our CEO, Jordan Davis, CFO, Greg Endo, Chief Operating Officer, and our former CEO, Andrew R. Leisner and a Consulting Agreement with an entity controlled by our CTO and co-founder, Christian Okonsky.

Employment Agreement with Jordan Davis, CEO

On August 5, 2021, we entered into an employment agreement with Jordan Davis pursuant to which Mr. Davis agreed to serve as our CEO commencing August 23, 2021 on an at-will basis. The agreement provides for an initial annual base salary of $230,000, and for the first year of his employment Mr. Davis will receive $9,000 in living expenses. Mr. Davis received a moving allowance of $25,000 which is repayable to the Company if Mr. Davis voluntarily terminates his employment less than 12 months after the effective date of his employment agreement. Pursuant to the agreement, Mr. Davis is eligible to receive an annual bonus of $172,500 based on the achievement of milestones approved by our Board ($31,334 was approved by the Compensation Committee based on the Company’s attainment of its 2021 goals and 2021 employment service period). Pursuant to the agreement, Mr. Davis was granted a ten-year (10) option to purchase 450,000 shares at an exercise price of $3.00 per share. The option vests in three (3) equal installments on each of the succeeding three (3) anniversary dates of the execution of the employment agreement, provided Mr. Davis is employed on such vesting date. In the event of a “change of control” (as defined in the employment agreement) prior to the final vesting of all of the options, all of the unvested options shall immediately vest; provided, however, in the event the acquiring party desires to replace the unvested options with a substitute grant of equal or greater value, such proposed substitution shall be submitted to the Compensation Committee, and the Compensation Committee shall decide whether to allow the unvested options to vest or whether to cancel the unvested options and replace them with the substitute grant proposed by the acquiring party.

If Mr. Davis’ employment is terminated at our election without “cause” (as defined in the agreement), Mr. Davis shall be entitled to receive severance payments equal to six (6) months of Mr. Davis’ base salary and he shall also receive the prior year’s bonus, if not yet paid, payable at no less than target. In addition, if Mr. Davis’ employment during a “covered period,” which is defined as the period commencing 30 days prior to a change in control and ending 12 months following a change in control, Mr. Davis shall be entitled to receive 12 months of severance, and an acceleration of the vesting of the option grant described in the prior paragraph.

Effective June 1, 2022, the Board approved an increase to the annual salary for Mr. Davis to $300,000, and the annual bonus opportunity (subject to the achievement of performance goals previously established by the Board) of 75% of his annual salary, or $225,000.

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Employment Agreement with Greg Endo, CFO

Effective June 7, 2021, we entered into an employment agreement with Greg Endo pursuant to which Mr. Endo agreed to serve as our CFO commencing on such date. The employment agreement provides for an initial annual salary of $190,000, and for the first year of his employment Mr. Endo will receive $18,000 in living expenses. Mr. Endo will receive a moving allowance of $15,000 when he relocates to the Austin, Texas area. Mr. Endo may receive an annual bonus, provided that the final determination on the amount of the annual bonus, if any, will be made by the Compensation Committee, based on criteria established by the Compensation Committee. The targeted annual bonus for 2021 was $125,000 ($36,154 was approved by the Compensation Committee based on the Company’s attainment of its 2021 goals and employment service period). Pursuant to the agreement, Mr. Endo was granted a ten-year (10) option to purchase 312,500 shares at an exercise price of $1.00 per share. The option vests in three (3) equal installments on each of the succeeding three (3) anniversary dates of the execution of the employment agreement, provided Mr. Endo is employed on such vesting date. In the event of a “change of control” (as defined in the 2021 Stock Plan) prior to the final vesting of all of the options, all of the unvested options shall immediately vest; provided, however, in the event the acquiring party desires to replace the unvested options with a substitute grant of equal or greater value, such proposed substitution shall be submitted to the Compensation Committee, and the Compensation Committee shall decide whether to allow the unvested options to vest or whether to cancel the unvested options and replace them with the substitute grant proposed by the acquiring party.

If Mr. Endo’s employment is terminated at our election without “cause” (as defined in the employment agreement), Mr. Endo shall be entitled to receive severance payments equal to six (6) months of Mr. Endo’s base salary and he shall also receive the prior year’s bonus, if not yet paid, payable at no less than target. In addition, if Mr. Endo’s employment is terminated during a “covered period,” which is defined as the period commencing 30 days prior to a change in control and ending 12 months following a change in control, Mr. Endo shall be entitled to receive 12 months of severance, and an acceleration of the vesting of the option grant described in the prior paragraph.

Effective June 1, 2022, the Board approved an increase to the annual salary for Mr. Endo to $265,000, and the annual bonus opportunity (subject to the achievement of performance goals previously established by the Board) of 75% of his annual salary, or $198,750.

Consulting Agreement with Christian Okonsky, Co-Founder and CTO

On August 28, 2020, we entered into a consulting agreement with Pink Possum, LLC (“Pink Possum”), an entity controlled by Mr. Okonsky, pursuant to which Mr. Okonsky provides us with services. In consideration for entering into the consulting agreement, we issued the entity a ten-year (10) warrant to purchase our common stock at an exercise price of $0.004 per share. The number of shares of common stock issuable pursuant to the warrants was based on the number of shares of our common stock outstanding at the time of exercise and provided that Pink Possum would receive 18.75% of our shares of common stock outstanding at the time of exercise on a fully diluted basis. On March 26, 2021, Pink Possum entered into an amendment to the consulting agreements agreeing to exchange the original warrant for a new ten-year (10) warrant to purchase 4,750,000 of common stock at an exercise price of $0.98.

In addition, pursuant to the consulting agreement upon the occurrence of a Fundamental Transaction (as defined below) for an aggregate gross sales price of $100.0 million or more, Pink Possum will receive a cash payment equal to 1% of such gross sales price. For the purposes of the consulting agreement, “Fundamental Transaction” means any of the following: (i) a consolidation or merger involving the Company if the holders of the voting securities of the Company that are outstanding immediately prior to the consummation of such consolidation or merger do not, immediately after the consummation of such consolidation or merger, hold voting securities that collectively possess at least a majority of the voting power of all the outstanding securities of the surviving entity of such consolidation or merger or such surviving entity’s parent entity; (ii) a transfer or issuance (in a single transaction or series of related transactions) by one or more of the Company and its stockholders to one person or to any group of persons acting in concert, of shares of the Company’s capital stock then collectively possessing 50% or more of the voting power of all then outstanding shares of the Company’s capital stock (computed on an as-converted to common stock basis); or (iii) any sale, license, lease, assignment or other disposition of all or substantially all of the assets of the Company. Furthermore, commencing upon the completion of the Company’s initial public offering of the shares of our common stock, if our market capitalization exceeds $300.0 million for a period of 21 consecutive trading days, the entity will receive an additional cash payment equal to $15.0 million; provided that we will have the right, in our sole discretion, to make the foregoing $15.0 million payment by the issuance of shares of our common stock. The foregoing amounts will be payable to Pink Possum if the above milestones occur any time prior to the ten-year (10) anniversary of original consulting agreement, or August 28, 2030.

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Employment Agreement with Andrew R. Leisner, Former CEO

On September 28, 2020, we entered into an employment agreement with Andrew Leisner pursuant to which Mr. Leisner agreed to serve as our CEO commencing October 5, 2020 on an at-will basis. The agreement provided for an initial annual base salary of $225,000, and for the first year of his employment Mr. Leisner received $18,000 in living expenses. In addition, Mr. Leisner received a restricted stock unit award of 187,500 shares vesting 62,500 per year over a three-year (3) period. In May 2021, Mr. Leisner also received a grant of 187,500 stock options with an exercise price of $1.00 per share vesting 62,500 per year over a three-year (3) period beginning with his employment date. Mr. Leisner resigned in July 2021 and his options and restricted stock units were forfeited upon his resignation. Mr. Leisner has agreed to serve on an advisory committee for the Company and he received a grant of 5,000 stock options with an exercise price of $3.00 that will vest over one (1) year beginning in July 2021 for his participation on this committee. Mr. Leisner has agreed not to compete with us until six (6) months after the termination of his employment.

2021 Stock Plan

The 2021 Stock Plan was adopted by our Board in January 2021 and approved by our stockholders on March 24, 2021. The Compensation Committee, or our entire Board for the period prior to the establishment of our Compensation Committee, grants incentive awards to our eligible NEOs, directors, employees, and certain consultants under our 2021 Stock Plan in order to align the interests of our management team and employees with the interests of our stockholders and to create substantial incentives for the team to achieve our long-term goals. These awards enable us to provide competitive compensation to help in the recruitment of executives and employees and also, through vesting provisions, help to promote retention and long-term service of executives and key employees. During 2021, the Compensation Committee granted awards of restricted stock units, stock options and common stock grants totaling 2,427,802 shares under the 2021 Stock Plan. Under the terms of outstanding awards, all unvested shares will lapse and be forfeited upon the termination of the participant’s employment with the Company. For additional detail about the 2021 Stock Plan, see Proposal 2.

Outstanding Equity Awards

The following table sets forth certain information concerning our outstanding options for our NEOs on December 31, 2021:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jordan Davis	—	450,000	$3.00	8/23/2031
Greg Endo	—	312,500	$1.00	6/7/2031
Andrew Leisner(1)	—	5,000	$3.00	8/3/2031
Christian Okonsky(2)	—	—

(1) Mr. Leisner resigned in July 2021. He currently serves on an advisory committee.

(2) Does not include a warrant issuable pursuant to a consulting agreement with an entity controlled by Mr. Okonsky. See “—Narrative Disclosure to Summary Compensation Table—Consulting Agreement with Christian Okonsky, Co-Founder and CTO” for additional information.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described in the section titled “Executive Compensation” above, the following is a description of transactions since January 1, 2021 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors (including nominees for election as directors), executive officers or beneficial holders of five percent (5%) or more of our capital stock, or their respective immediate family members or entities affiliated with them, had or will have a direct or indirect material interest.

Policies and Procedures Regarding Related Party Transactions

Our Audit Committee charter requires that our Audit Committee review and approve in advance any related party transaction. This covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant (whether or not we are a direct party to the transaction), where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. All of the transactions described in this section occurred prior to the creation of our Audit Committee and the adoption of this policy, and, as such, they were not conducted on an arms’ length basis. Our related parties include our directors (including nominees for election as directors), executive officers, beneficial owners of five percent (5%) or more of our voting securities and immediate family members of any of the foregoing or any entity that any of them controls or in which any of them has a substantial beneficial ownership interest.

Liberty Hill Lease

In November 2020, we entered into an operating lease with an entity controlled by our founders, Messrs. Okonsky and James, for our future production facility in Liberty Hill, Texas. The lease has a lease term of five (5) years, and monthly payments ranging from approximately $15,000 per month to $17,000 per month over the lease term beginning when a certificate of occupancy is received. In February 2021, we entered into an amendment of the above lease to expand the leased premises. We paid an additional security deposit of $139,230 and additional prepaid rent of $315,588. The total minimum lease payments under the amended lease total approximately $3,930,170.

In October 2021, the Company began discussions for an additional amendment to the lease, which would result in the monthly payment increasing to $100,000 for the first year of the lease and increasing annually throughout the term of the lease to $107,000 in the final year. Monthly payments for the initial lease and the amended agreement begin at the time a certificate of occupancy is received by the landlord.

The Company evaluated the cost of this facility in relation to other lower cost options and determined that it would be in the best interest of the Company to terminate this agreement. The Company presented this conclusion to the board of directors on April 5, 2022. On April 27, 2022, the Company notified the landlord of its intent to terminate the lease prior to the scheduled expiration of its term. On May 27, 2022, the landlord notified the Company that the landlord would refund $85,756 of the prepaid rent and security deposit balance of $601,818 paid by the Company. This refund will be paid to the Company once the landlord has sold the land and the landlord will release the Company from any remaining obligations under the lease and amendment. The unrefunded portion of the prepaid rent and security deposit relates to some of the survey, architecture and construction design costs which were incurred by the landlord prior to the Company terminating the lease.

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Sustainability Initiatives, LLC

In June 2020, we entered into a services agreement with Sustainability Initiatives, LLC (“SI”), an entity controlled by Mr. Okonsky, for accounting, graphics, marketing services and other services. This agreement, which had a term of one (1) year and was not renewed, required us to pay SI a service fee based on hours worked with a minimum monthly fee of $5,000. During the term of the agreement, we paid SI a total of $60,000.

In June 2021, we entered into a sublease agreement with SI for office space. The sublease term is for one (1) year and requires us to make monthly payments of $2,000. The sublease automatically renews annually unless either party provides 90 days’ written notice to terminate the agreement. In May 2022 the Company informed SI that it will terminate this lease and SI has confirmed that the lease will terminate effective September 1, 2022.

Pink Possum, LLC and Highbridge Consultants, LLC

On August 28, 2020, we entered into consulting agreements with Pink Possum, LLC (“Pink Possum”), an entity controlled by Mr. Okonsky, and Highbridge Consultants, LLC (“Highbridge”), an entity controlled by Mr. James, pursuant to which Messrs. Okonsky and James provide us with services. In consideration for entering into the consulting agreements, we issued the two entities ten-year (10) warrants to purchase our common stock at an exercise price of $0.004 per share. The number of shares of common stock issuable pursuant to the warrants was based on the number of shares of our common stock outstanding at the time of exercise and provided that Pink Possum and Highbridge would receive 18.75% and 25%, respectively, of our shares of common stock outstanding at the time of exercise on a fully diluted basis. On March 26, 2021 and March 25, 2021, respectively, Pink Possum and Highbridge entered into amendments to the consulting agreements agreeing to exchange the original warrants for new ten-year (10) warrants to purchase 4,750,000 and 6,250,000 shares, respectively, of common stock at an exercise price of $0.98. During the quarter ended March 31, 2021, we recognized compensation expenses of $5.6 million and $7.4 million for the warrants issued to Pink Possum and Highbridge, respectively. On December 20, 2021, Highbridge exercised all of its warrants on a cashless basis and the Company issued 5,507,575 shares of common stock to Highbridge.

In addition, pursuant to the consulting agreements, upon the occurrence of a Fundamental Transaction (as defined below) for an aggregate gross sales price of $100.0 million or more, each entity will receive a cash payment equal to 1% of such gross sales price. For the purposes of the consulting agreements, “Fundamental Transaction” means any of the following: (i) a consolidation or merger involving the Company if the holders of the voting securities of the Company that are outstanding immediately prior to the consummation of such consolidation or merger do not, immediately after the consummation of such consolidation or merger, hold voting securities that collectively possess at least a majority of the voting power of all the outstanding securities of the surviving entity of such consolidation or merger or such surviving entity’s parent entity; (ii) a transfer or issuance (in a single transaction or series of related transactions) by one or more of the Company and its stockholders to one person or to any group of persons acting in concert, of shares of the Company’s capital stock then collectively possessing 50% or more of the voting power of all then outstanding shares of the Company’s capital stock (computed on an as-converted to common stock basis); or (iii) any sale, license, lease, assignment or other disposition of all or substantially all of the assets of the Company. Furthermore, commencing upon the completion of our initial public offering of the shares of our common stock, if our market capitalization exceeds $300.0 million for a period of 21 consecutive trading days, each of the entities will receive an additional cash payment equal to $15.0 million; provided that we will have the right, in our sole discretion, to make the foregoing $15.0 million payment by the issuance of shares of our common stock. The foregoing amounts will be payable to the entities if the above milestones occur any time prior to the ten-year (10) anniversary of original consulting agreements, or August 28, 2030.

Round Rock Sublease

We subleased one of our Round Rock, Texas, facilities from a company owned by our former Chief Operating Officer, Bruce Riggs, and his spouse. The lease was on a month-to-month basis and required us to make a monthly payment of $11,500, which included trash service. The lease was cancelable with 90-days’ notice. In January 2022, the Company entered into a lease assignment with the ultimate landlord of the facility and beginning February 2022, the sublease is no longer effective as the Company is now leasing the facility directly from the ultimate landlord through December 31, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding shares of common stock to file reports with the SEC disclosing their ownership of common stock at the time they become subject to Section 16(a) and changes in such ownership that occur during the year. Based solely on a review of copies of such reports furnished to us, or on written representations that no reports were required, we believe that all directors, executive officers and holders of more than 10% of the common stock complied in a timely manner with the filing requirements applicable to them with respect to transactions during the year ended December 31, 2021, except for a Form 4 that was not timely filed for Adrian James.

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PROPOSAL 2: Approval of Amendment to the 2021 Stock Plan

Purpose of Amendment to 2021 Stock Plan

Stockholders are being asked to approve an amendment to the Company’s 2021 Stock Plan. On April 18, 2022, the Board unanimously approved an amendment to increase the aggregate number of shares available for issuance under the 2021 Stock Plan by 4,000,000 shares (from 3,000,000 to 7,000,000 shares), subject to stockholder approval. The text of the amendment to the Company’s 2021 Stock Plan is set forth in Appendix A. The following discussion regarding this proposal is qualified in its entirety by reference to the complete text of the 2021 Stock Plan, which is attached to this Proxy Statement as Appendix B and incorporated into this Proxy Statement by reference. We urge you to carefully read the 2021 Stock Plan in its entirety because this summary may not contain all of the information about the 2021 Stock Plan that may be important to you.

Our Board believes the proposed amendment to the 2021 Stock Plan is in the best interests of, and will provide, long-term advantages to us and our stockholders and recommends its approval by our stockholders. The 2021 Stock Plan is intended to attract and retain outstanding individuals as key employees, directors and consultants of the Company, to recognize the contributions made to the Company by key employees, directors and consultants, and to provide such key employees, directors and consultants with additional incentive to expand and improve the profits and achieve the objectives of the Company by providing such key employees, directors and consultants with the opportunity to acquire or increase their proprietary interest in the Company through receipt of equity-based awards. Because the equity-based incentives and rewards provided under the 2021 Stock Plan give recipients a proprietary interest in the long-term success of the Company, their interests are aligned with those of our stockholders. Our Board believes that increasing the number of shares of common stock currently available for issuance under the 2021 Stock Plan will enable us to remain competitive in attracting and retaining talented employees, officers, directors and consultants through equity-based incentives and rewards under the 2021 Stock Plan.

As of the Record Date, 182,229 shares of our common stock remain available for future grants under the 2021 Stock Plan. As a result, if this proposal is approved, a total of 4,182,229 shares would have been available for issuance under the 2021 Stock Plan as of that date. See “Outstanding Equity Awards at December 31, 2021” below for information as of December 31, 2021 concerning shares of common stock that may be issued upon the exercise of options and other rights under existing equity compensation plans and arrangements, including the 2021 Stock Plan.

If this proposal is not approved and the shares authorized for awards under the 2021 Stock Plan are not increased, the Company believes that the shares authorized for issuance under the 2021 Stock Plan will be depleted in 2022. Our Board is recommending the increase in authorized shares described above so that the Company will continue to have the ability to grant equity awards in order to attract and retain talented and motivated executive officers, other employees, consultants and non-employee directors, among other eligible participants in the 2021 Stock Plan.

Our Board determined that 4,000,000 additional shares would provide us the ability to continue compensating our executive officers and other key employees. In determining the number of shares to be authorized under the 2021 Stock Plan, the Board considered the following principal factors:

•	Number of Shares Available for Grant under 2021 Stock Plan: As of December 31, 2021, 522,823 shares remained reserved and available for issuance under the 2021 Stock Plan, and as of April 18, 2022, the date the Board approved the amendment to the 2021 Stock Plan, 136,978 shares remained reserved and available for issuance.

•	Number of Awards Outstanding: As of December 31, 2021, the following awards were outstanding under the 2021 Stock Plan, options with respect to 1,964,045 shares with a weighted average exercise price of $3.33 and a weighted average remaining term of 9.55 years, and full value awards with respect to 350,000 shares. In addition, 162,507 fully vested shares were awarded to employees on July 27, 2021 and an award of 625 vested shares was given to a former employee in December 2021.

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•	Burn Rate: Burn rate measures the usage of shares for our stock plans as a percentage of our outstanding shares. For 2021, our burn rate was approximately 14%. The Board believes that 4,000,000 additional shares are appropriate at this time to allow us to grant awards with a burn rate similar to our 2021 burn rate for the next three years.

•	Overhang: As of December 31, 2021, 2,314,045 shares were subject to outstanding Company awards (1,964,045 options and 350,000 stock awards), resulting in an overhang of approximately 14%. If an additional 4,000,000 shares are reserved for issuance under the 2021 Stock Plan, the overhang would be approximately 28%.

Description of the Principal Features of the 2021 Stock Plan

General. In January 2021, we adopted the 2021 Stock Plan. The purpose of the 2021 Stock Plan is to attract and retain outstanding individuals as key employees, directors and consultants of the Company, to recognize the contributions made to the Company by key employees, directors and consultants, and to provide such key employees, directors and consultants with additional incentive to expand and improve the profits and achieve the objectives of the Company by providing such key employees, directors and consultants with the opportunity to acquire or increase their proprietary interest in the Company through receipt of equity-based awards.

Number of Shares of Common Stock. The number of shares of common stock that may be currently issued under the 2021 Stock Plan is 3,000,000. If the proposed amendment is approved by stockholders, the number of shares of common stock that would be authorized for issuance under the 2021 Stock Plan would be 7,000,000.

Shares issuable under the 2021 Stock Plan may be authorized but unissued shares or treasury shares. If there is a lapse, forfeiture, expiration, termination or cancellation of any award made under the 2021 Stock Plan for any reason, or if shares of common stock are issued under such award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares subject to the award or reacquired by us, will again be available for issuance. Any shares subject to an award that are delivered to us by a participant, or withheld by us on behalf of a participant, as payment for an award or payment of withholding taxes due in connection with an award will not again be available for issuance, and all such shares will count toward the number of shares issued under the 2021 Stock Plan. Shares purchased by us with the proceeds received from a stock option exercise will not be available again for issuance and will count toward the number of shares issued under the 2021 Stock Plan. The number of shares of common stock issuable under the 2021 Stock Plan is subject to adjustment, in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the company or any similar corporate transaction. In each case, the Committee has the discretion to make adjustments it deems necessary to preserve the intended benefits under the 2021 Stock Plan. No award granted under the 2021 Stock Plan may be transferred, except by will, the laws of descent and distribution.

Of the shares available for issuance: (i) the maximum number issuable as stock options or stock appreciation rights to any employee in any calendar year is 500,000, (ii) the maximum number issuable as incentive stock options is 500,000 and (iii) the maximum number of shares issuable as stock awards or stock unit awards granted to any employee in any calendar year is 100,000, or in the event the award is settled in cash, an amount equal to the fair market value of such number of shares on which the award is settled.

Administration. The 2021 Stock Plan is administered by the Compensation Committee of our Board (or for the period prior to the establishment of our Compensation Committee, it was administered by the entire Board) (we refer to the body administering the 2021 Stock Plan as the “Committee”). The Committee has full authority to select the individuals who will receive awards under the 2021 Stock Plan, determine the form and amount of each of the awards to be granted and establish the terms and conditions of awards.

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Limit on Non-Employee Director Compensation. Under the 2021 Stock Plan, the aggregate value of all compensation granted or paid to any individual for service as a non-employee director with respect to any calendar year, including awards granted under the 2021 Stock Plan and cash fees paid to such non-employee director, will not exceed $300,000 in total value. For purposes of this limitation, the value of awards is calculated based on the grant date fair value of such awards for financial reporting purposes.

Eligibility for Participation. All employees designated as key employees for purposes of the 2021 Stock Plan, all non-employee directors and consultants are eligible to receive awards under the 2021 Stock Plan.

Awards to Participants. The 2021 Stock Plan provides for discretionary awards of stock options, stock awards, stock unit awards and stock appreciation rights to participants. Each award made under the 2021 Stock Plan will be evidenced by a written award agreement specifying the terms and conditions of the award as determined by the Committee in its sole discretion, consistent with the terms of the 2021 Stock Plan.

Stock Options. The Committee has the discretion to grant non-qualified stock options or incentive stock options to participants and to set the terms and conditions applicable to the options, including the type of option, the number of shares subject to the option and the vesting schedule; provided that, commencing as of our initial public offering of our common stock, the exercise price of each stock option will be the closing price of the common stock on the date on which the option is granted (“fair market value”), each option will expire ten (10) years from the date of grant and no dividends or dividend equivalents may be paid with respect to stock options.

In addition, an incentive stock option granted to a key employee is subject to the following rules: (i) the aggregate fair market value (determined at the time the option is granted) of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a key employee during any calendar year (under all incentive stock option plans of the company and its subsidiaries) cannot exceed $100,000, and if this limitation is exceeded, that portion of the incentive stock option that does not exceed the applicable dollar limit will be an incentive stock option and the remainder will be a non-qualified stock option; (ii) if an incentive stock option is granted to a key employee who owns stock possessing more than 10% of the total combined voting power of all class of stock of the company, the exercise price of the incentive stock option will be 110% of the closing price of the common stock on the date of grant and the incentive stock option will expire no later than five (5) years from the date of grant; and (iii) no incentive stock option can be granted after ten (10) years from the earlier of the date the 2021 Stock Plan was adopted or approved by stockholders.

Stock Appreciation Rights. The Committee has the discretion to grant stock appreciation rights to participants. The Committee determines the exercise price for a stock appreciation right, which cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant in common stock or in cash, at our discretion, an amount equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. The Committee has the discretion to set the terms and conditions applicable to the award, including the number of shares subject to the stock appreciation right and the vesting schedule, provided that each stock appreciation right will expire not more than ten (10) years from the date of grant and no dividends or dividend equivalents shall be paid with respect to any stock appreciation right prior to the exercise of the stock appreciation right.

Stock Awards. The Committee has the discretion to grant stock awards to participants. Stock awards will consist of shares of common stock granted without any consideration from the participant or shares sold to the participant for appropriate consideration as determined by the Board. The number of shares awarded to each participant, and the restrictions, terms and conditions of the award, will be at the discretion of the Committee. Subject to the restrictions, a participant will be a stockholder with respect to the shares awarded to him or her and will have the rights of a stockholder with respect to the shares, including the right to vote the shares and receive dividends on the shares; provided that dividends otherwise payable on any stock award subject to restrictions will be held by us and will be paid to the holder of the stock award only to the extent the restrictions on such stock award lapse.

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Stock Units. The Committee has the discretion to grant stock unit awards to participants. Each stock unit entitles the participant to receive, on a specified date or event set forth in the award agreement, one share of common stock or cash equal to the fair market value of one share on such date or event, as provided in the award agreement. The number of stock units awarded to each participant, and the terms and conditions of the award, will be at the discretion of the Committee. Unless otherwise specified in the award agreement, a participant will not be a stockholder with respect to the stock units awarded to him prior to the date they are settled in shares of common stock. The award agreement may provide that until the restrictions on the stock units lapse, the participant will be paid an amount equal to the dividends that would have been paid had the stock units been actual shares; provided that such dividend equivalents will be held by us and paid only to the extent the restrictions lapse.

Payment for Stock Options and Withholding Taxes. The Committee may make one or more of the following methods available for payment of any award, including the exercise price of a stock option, and for payment of the tax obligation associated with an award: (i) cash; (ii) cash received from a broker dealer to whom the holder has submitted an exercise notice together with irrevocable instructions to deliver promptly to us the amount of sales proceeds from the sale of the shares subject to the award to pay the exercise price or withholding tax; (iii) by directing us to withhold shares of common stock otherwise issuable in connection with the award having a fair market value equal to the minimum amount required to be withheld; (iv) by delivery of previously acquired shares of common stock that are acceptable to the Committee and that have an aggregate fair market value on the date of exercise equal to the exercise price or withholding tax, or (v) certification of ownership by attestation of such previously acquired shares.

Provisions Relating to a “Change in Control” of the Company. Notwithstanding any other provision of the 2021 Stock Plan or any award agreement, in the event of a “Change in Control” of the Company, the Board has the discretion to provide that all outstanding awards will become fully exercisable, all restrictions applicable to all awards will terminate or lapse, and performance goals applicable to any stock awards will be deemed satisfied at the highest level. In addition, upon such Change in Control, the Board has sole discretion to provide for the purchase of any outstanding stock option for cash equal to the difference between the exercise price and the then fair market value of the common stock subject to the option had the option been currently exercisable, make such adjustment to any award then outstanding as the Board deems appropriate to reflect such Change in Control and cause any such award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.

Amendment of Award Agreements; Amendment and Termination of the 2021 Stock Plan; Term of the 2021 Stock Plan. The Committee may amend any award agreement at any time, provided that no amendment may adversely affect the right of any participant under any agreement in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or stock exchange rule.

The Board may terminate, suspend or amend the 2021 Stock Plan, in whole or in part, from time to time, without the approval of the stockholders, unless such approval is required by applicable law, regulation or stock exchange rule, and provided that no amendment may adversely affect the right of any participant under any outstanding award in any material way without the written consent of the participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares are listed.

Notwithstanding the foregoing, neither the 2021 Stock Plan nor any outstanding award agreement can be amended in a way that results in the repricing of a stock option. Repricing is broadly defined to include reducing the exercise price of a stock option or stock appreciation right or cancelling a stock option or stock appreciation right in exchange for cash, other stock options or stock appreciation rights with a lower exercise price or other stock awards. (This prohibition on repricing without stockholder approval does not apply in case of an equitable adjustment to the awards to reflect changes in the capital structure of the company or similar events.

No awards may be granted under the 2021 Stock Plan on or after March 24, 2031.

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New Plan Benefits

Because the grant of awards under the 2021 Stock Plan, as proposed to be amended, is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant 2021 Stock Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2021 Stock Plan, as proposed to be amended, the following table provides information concerning the benefits that were received by the following persons and groups under the 2021 Stock Plan during 2021: each NEO; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group:

Name	Number of stock options awarded under 2021 Stock Plan (#)	Number of restricted stock units awarded under 2021 Stock Plan (#)	Number of stock awards awarded under 2021 Stock Plan (#)

Jordan Davis, CEO	450,000	—	—

Greg Endo, Chief Financial Officer	312,500	—	—

Andrew Leisner, Former CEO(1)	192,500	—	15,975

Christian Okonsky, Chairman of the Board, Director, and Chief Technology Officer(2)	—	—	—

Executive Officers as a Group (includes NEOs)(1)	955,000	—	15,975

Non-Employee Directors as a Group	206,259	—	—

Employees Other than Executive Officers as a Group	1,028,420	75,000	146,532

(1) Mr. Leisner resigned in July 2021. A total of 187,500 options were cancelled when Mr. Leisner resigned. He currently serves on an advisory committee and has 5,000 stock options granted under this role.

(2) Does not include a warrant issuable pursuant to a consulting agreement with an entity controlled by Mr. Okonsky. For a description of the warrant, see “Summary Compensation Table” and “—Narrative Disclosure to Summary Compensation Table—Consulting Agreement with Christian Okonsky, Co-Founder and CTO” above.

Certain U.S. Federal Tax Implications

Set forth below is a summary discussion of the United States federal income tax consequences associated with the grant of awards pursuant to the 2021 Stock Plan. The following discussion is not intended to be exhaustive and reference is made to the Code, and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary does not describe the state, local or foreign tax consequences that may be associated with the grant of awards under the 2021 Stock Plan.

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Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an incentive stock option (“ISO”). If shares of common stock are issued to a participant pursuant to the exercise of an ISO, then, generally (i) the participant will not realize ordinary income with respect to the exercise of the option, (ii) upon sale of the underlying shares acquired upon the exercise of an ISO, any amount realized in excess of the exercise price paid for the shares will be taxed to the participant as capital gain and (iii) the Company will not be entitled to a compensation deduction. The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant's income for purposes of the alternative minimum tax. However, if the participant disposes of the shares acquired on exercise of ISO before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the participant (a "Disqualifying Disposition"), the participant generally would include in ordinary income in the year of the Disqualifying Disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. If ordinary income is recognized due to a Disqualifying Disposition, the Company would generally be entitled to a compensation deduction in the same amount. Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three (3) months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, it will be treated for tax purposes as an NSO, as discussed below.

Non-Qualified Stock Options. In general, no taxable income is realized by a participant upon the grant of a non-qualified stock option (“NSO”). Upon exercise of an NSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the shares at the time of exercise over the exercise price paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a compensation deduction in the same amount. In the event of a subsequent sale of shares received upon the exercise of an NSO, any appreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the shares over the participant's basis in such shares. The participant's basis in the shares will generally equal the amount paid for the shares plus the amount included in ordinary income by the participant upon exercise of the NSO.

Stock Award. In general, a participant will not recognize any income upon the grant of an unvested stock award, unless the participant elects under Section 83(b) of the Code, within thirty (30) days of such grant, to recognize ordinary income in an amount equal to the fair market value of the stock award at the time of grant, less any amount paid for the shares. If the election is made, the participant will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, the participant will generally recognize ordinary income on the date that the stock award vests, in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the participant recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount. Generally, upon a sale or other disposition of a stock award with respect to which the participant has recognized ordinary income (i.e., where a Section 83(b) election was previously made or the restrictions were previously removed), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the participant's basis in such shares.

Stock Units. In general, a recipient who is awarded stock units will not recognize taxable income upon receipt. When a recipient receives payment for an award of stock units in shares or cash, the fair market value of the shares or the amount of cash received will be taxed to the participant at ordinary income rates. However, if any shares used to pay out stock units are nontransferable and subject to a substantial risk of forfeiture, the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses.

Stock Appreciation Rights. In general, the grant of a stock appreciation right will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of a stock appreciation right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at such time in the same amount.

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PROPOSAL 3: APPROVAL OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

General

The Board has unanimously approved and stockholders are being asked to approve the Amendment to the Company’s Certificate of Incorporation in substantially the form attached hereto as Appendix C, to effect a reverse stock split of the outstanding shares of the Company’s common stock, at one of the following reverse stock split ratios, 1-for-2, 1-for-3, 1-for-4, or 1-for-5, as determined by the Board in its sole discretion, prior to the one-year (1) anniversary of this Annual Meeting. If stockholders approve and adopt the proposed Amendment to effect the reverse stock split, the Board will have the authority, but not the obligation, in its sole discretion, and without further action on the part of the stockholders, to select one of the approved reverse stock split ratios and effect the approved reverse stock split. The reverse stock split will become effective on the date of the filing of the proposed amendment with the Secretary of State of the State of Delaware (the “Effective Date”). Notwithstanding any approval of the proposed Amendment by our stockholders, the Board may, at its sole discretion, abandon the proposed Amendment and determine prior to the Effective Date not to effect any reverse stock split, as permitted under Section 242(c) of the General Corporation Law of the State of Delaware.

If implemented, the reverse stock split will be realized simultaneously for all outstanding common stock and the ratio determined by our Board will be the same for all outstanding shares of common stock. The reverse stock split will affect all holders of shares of our common stock uniformly and each stockholder will hold the same percentage of our common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The proposed Amendment will not reduce the number of authorized shares of common stock (which will remain at 100,000,000) or preferred stock (which will remain at 5,000,000) or change the par values of our common stock (which will remain at $0.00001 per share) or preferred stock (which will remain at $0.00001 per share).

Background

The Board believes that by reducing the number of shares of common stock outstanding through the reverse stock split and thereby proportionately increasing the per share price of the Company’s common stock, the Company’s common stock may be more appealing to institutional investors and institutional funds. The Board also believes that the stockholders also may benefit from a higher priced stock because of improved liquidity as a result of an increased interest from institutional investors and investments funds and lower trading costs.

The Board believes that stockholder approval of multiple reverse stock split ratios (rather than a single reverse stock split ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve this Proposal 3, the reverse stock split will be effected, if at all, only upon determination by the Board that the reverse stock split is in the Company’s and stockholder’s best interests at that time. In connection with any determination to effect the reverse stock split, the Board will set the time for such a split and select the specific ratio from the proposed reverse stock split ratios included in this Proposal 3. These determinations will be made by the Board with the intention to create the greatest marketability for the Company’s common stock based upon prevailing market conditions at that time.

The Board reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company’s stockholders.

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Purpose of the Reverse Stock Split

The purpose of the reverse stock split is to increase the per share trading value of the Company’s common stock. The Board intends to effect the proposed reverse stock split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for the Company’s common stock, and only if the implementation of a reverse stock split is determined by the Board to be in the best interests of the Company and its stockholders. The Board may exercise its discretion not to implement a reverse stock split.

The Company believes that a number of institutional investors and investment funds are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms are reluctant to recommend lower-priced stocks to their clients. By effecting a reverse stock split, the Company believes it may be able to raise its common stock price to a level where the Company’s common stock could be viewed more favorably by potential investors.

Other investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. A higher stock price after a reverse stock split could alleviate this concern.

The combination of lower transaction costs and increased interest from institutional investors and investment funds could have the effect of improving the trading liquidity of the Company’s common stock.

The Company’s common stock currently trades on the NASDAQ Stock Market under the symbol “VLCN”. The NASDAQ Stock Market has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. One of these criteria is that the Company’s common stock has a trading price that is greater than or equal to $1.00 per share. Currently, the Company meets all of the NASDAQ Stock Market’s continued listing criteria, including the minimum trading price requirement. Although the Company’s trading price is above the minimum trading price required of the NASDAQ Stock Market, the Company believes that approval of this Proposal 3 would significantly reduce the Company’s risk of not meeting this continued listing standard in the future.

Certain Risk Associated with the Reverse Stock Split

Before voting on this Proposal 3, you should consider the following risks associated with the implementation of the reverse stock split.

•	While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in any particular price for the Company’s common stock or result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s common stock may not necessarily improve.

•	There can be no assurance that the market price per new share of the Company’s common stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s common stock outstanding before the reverse stock split. For example, based on the closing price of the Company’s common stock on June 1, 2022 of $1.28 per share, if the reverse stock split was implemented and approved for a reverse stock split ratio of 1-for-5, there can be no assurance that the post-split market price of the Company’s common stock would be $6.40 or greater. Accordingly, the total market capitalization of the Company’s common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of the Company’s common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

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•	Although we expect that the reverse stock split will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of common stock outstanding or result in a permanent increase in the market price. The effect the reverse stock split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. If the reverse stock split is effected and the market price of the Company’s common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of the Company’s common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of the Company’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

•	The reverse stock split may result in some stockholders owing “odd lots” of less than 100 shares of our common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of 1-for-2, 1-for-3, 1-for-4, or 1-for-5, as determined by the Board in its sole discretion, prior to the one-year (1) anniversary of this Annual Meeting. Even if approved, the Board will have discretion to delay or not to implement the reverse stock split.

In determining the reverse stock split ratio, our Board will consider numerous factors, including:

•	the historical and projected performance of our common stock;
•	general economic and other related conditions prevailing in our industry and in the marketplace;
•	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock;
•	our capitalization (including the number of shares of our common stock issued and outstanding);
•	the prevailing trading price for our common stock and the volume level thereof; and
•	potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to amend the Certificate of Incorporation to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give our Board the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by the Company’s stockholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of the Company and the stockholders. The Board’s determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of the Company’s common stock, prevailing market conditions and the likely effect on the market price of the Company’s common stock. If the Board determines to effect the reverse stock split, the Board will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the common stock.

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Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if our Board decides to implement a 1-for-2 reverse stock split of our common stock, then a stockholder holding 10,000 shares of our common stock before the reverse stock split would instead hold 5,000 shares of our common stock immediately after the reverse stock split. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process.

The principal effect of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced from 24,334,871 shares as of June 1, 2022 to a number of shares between and including one-half to one-fifth that amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and (ii) all outstanding options and warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options or warrants, as applicable, between and including one-half to one-fifth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options or warrants, as applicable, immediately preceding the reverse stock split at an exercise price equal to between and including 2 to 5 times the exercise price specified before the reverse stock split, resulting in essentially the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse stock split, as the case may be based on the ratio for the reverse stock split as determined by our Board. Other awards under our 2021 Stock Plan would be subject to proportionate adjustments.

The following table, which is for illustrative purposes only, illustrates the effects of the reverse stock split at certain exchange ratios within the foregoing range, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock and authorized shares of capital stock as of June 1, 2022.

	Before Reverse Stock Split	After Reverse Stock Split
		1-for-2	1-for-3	1-for-4	1-for-5
Common Stock Authorized	100,000,000	100,000,000	100,000,000	100,000,000	100,000,000
Preferred Stock Authorized	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
Common Stock Issued and Outstanding	24,334,871	12,167,436	8,111,624	6,083,718	4,866,974
Common Stock Underlying Options, Warrants and Restricted Stock Units	7,799,030	3,899,515	2,599,677	1,949,758	1,559,806
Common Stock Available for Grant under 2021 Stock Plan(1)	4,182,229	2,091,115	1,394,076	1,045,557	836,446
Common Stock Authorized and Unreserved	63,683,870	81,841,934	87,894,623	90,920,967	92,736,774

(1) Assumes Proposal 2 is approved.

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The Amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced to between and including one-half to one-fifth of its present amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Our per share net loss will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.

Effect on Authorized by Unissued Shares

The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of common stock. The number of authorized shares of common stock will not be decreased and will remain at 100,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased. See the table above under the section titled “Principal Effects of the Reverse Stock Split” that shows the number of unreserved shares of common stock that would be available for issuance at various reverse stock split ratios.

Potential Anti-Takeover and Dilutive Effects

The purpose of the reverse stock split is not to establish any barriers to a change of control or acquisition of the Company. However, because the number of authorized shares of common stock will remain at 100,000,000, this proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our common stock as compared to the outstanding shares of our common stock and could, under certain circumstances, have an anti-takeover effect. Shares of common stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. After implementation of the proposed amendment, our Board will continue to have authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the NASDAQ listing standards, assuming the Company remains listed on NASDAQ. Our Board is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of common stock that would become newly available for issuance as a result of the reverse stock split.

In addition, if we do issue additional shares of our common stock, the issuance could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

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Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If the reverse stock split is approved by our stockholders, the reverse stock split would become effective at such time prior to the one year anniversary of this Annual Meeting as it is deemed by our Board to be in the best interests of the Company and its stockholders and we file the Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. Even if the reverse stock split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the reverse stock split. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the Effective Date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the Effective Date of the reverse stock split with instructions on how to exchange your shares. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the Effective Date of the reverse stock split indicating the number of post-reverse stock split shares of common stock you hold.

After the Effective Date, the Company’s common stock will each have new committee on uniform securities identification procedures (“CUSIP”) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described above.

After the Effective Date, the Company will continue to be subject to periodic reporting and other requirements of the Exchange Act. We anticipate that the Company’s Common Stock will continue to be reported on the NASDAQ Stock Market under the symbol “VLCN.”

Beginning on the Effective Date of the reverse stock split, each book-entry notation evidencing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. Instead, we will issue one full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the reverse stock split as that stockholder did immediately prior to the reverse stock split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

No Dissenter’s Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to the reverse stock split or the corresponding Amendment to our Certificate of Incorporation to effect the reverse stock split and we will not independently provide our stockholders with any such right.

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Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of material United States federal income tax considerations of the reverse stock split. It addresses only stockholders who hold our common stock as a capital asset (as such term is defined in the Internal Revenue Code of 1986, as amended, the "Code"). It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, regulated investment companies, personal holding companies, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current provisions of United States federal income tax law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service (“IRS”) regarding the United States federal income tax consequences of the reverse stock split and there can be no assurance the IRS will not challenge the statements and conclusions set forth in this discussion or that a court would not sustain any such challenge.

The reverse stock split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code for United States federal income tax purposes. Assuming such treatment is correct, the reverse stock split generally will not result in the recognition of gain or loss for United States federal income tax purposes, except potentially with respect to any additional fractions of a share of the Company’s common stock received as a result of the rounding up of any fractional shares that would otherwise be issued, as discussed below. Subject to the following discussion regarding a stockholder's receipt of a whole share of the Company’s common stock in lieu of a fractional share, the adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-reverse stock split shares of the common stock resulting from implementation of the reverse stock split will include the stockholder’s respective holding periods for the pre-reverse stock split shares. Stockholders who acquired their shares of our common stock on different dates or at different prices should consult their tax advisors regarding the allocation of the tax basis of such shares. Additional information about the effects of the reverse stock split on the basis of holders of our common stock will be included in Internal Revenue Service Form 8937, Report of Organizational Actions Affecting Basis of Securities, which we will post to our website on or before the 45th day following the effective date of the reverse stock split, if effected.

As described above in “Fractional Shares,” no fractional shares of the Company’s common stock will be issued as a result of the reverse stock split. Instead, we will issue one (1) full share of the post-reverse stock split common stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. The United States federal income tax consequences of the receipt of such additional fraction of a share of the Company’s common stock are not clear. A stockholder who receives one (1) whole share of the Company’s common stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which such stockholder was otherwise entitled. The Company is not making any representation as to whether the receipt of one (1) whole share in lieu of a fractional share will result in income or gain to any stockholder, and stockholders are urged to consult their own tax advisors as to the possible tax consequences of receiving a whole share in lieu of a fractional share in the reverse stock split.

The foregoing views are not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

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PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF MaloneBailey, LLP

as the company’s Independent registered public accounting firm for the fiscal year ending december 31, 2022

Stockholders will also be asked to ratify the Audit Committee’s appointment of MaloneBailey, LLP to audit the books and accounts of the Company for the fiscal year ended December 31, 2022. MaloneBailey, LLP has served as the Company’s independent registered public accounting firm since 2021.

A representative of MaloneBailey, LLP is expected to be present virtually at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.

Audit Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by MaloneBailey, LLP during fiscal years 2021 and 2020:

MaloneBailey, LLP	2021	2020
Audit Fees	$145,000	$20,000
Audit-Related Fees	–	–
Tax Fees	–	–
All Other Fees	26,500	5,000
Total	$171,500	$25,000

Audit Fees incurred in fiscal years 2021 and 2020 include fees related to professional services for the audit of the Company’s annual consolidated financial statements, quarterly review of financial statements, and audit services provided in connection with other statutory and regulatory filings. Audit-Related Fees incurred in fiscal year 2021 and 2020 include agreed upon procedures for attestation services. All Other Fees are fees billed in conjunction with our initial public offering. The Audit Committee has reviewed summaries of the services provided and the related fees and has determined that the provision of non-audit services is compatible with maintaining the independence of MaloneBailey, LLP.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permitted non-audit services, except that de minimis non-audit services, as defined in Section 10A(i)(1) of the Exchange Act, may be approved prior to the completion of the independent auditor’s audit. All of the 2021 services described above since our initial public offering were pre-approved by the Audit Committee.

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Report of the Audit Committee

The Audit Committee has (i) reviewed and discussed our consolidated audited financial statements for fiscal year ended December 31, 2021 with our management; (ii) discussed with MaloneBailey, LLP, our independent registered public accounting firm, all matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and (iii) received the written disclosures and the letter from MaloneBailey, LLP required by applicable requirements of the PCAOB regarding MaloneBailey, LLP’s communications with the Audit Committee concerning independence, and discussed with MaloneBailey, LLP its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board that our consolidated audited financial statements for the year ended December 31, 2021 be included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Audit Committee

By:	Karin-Joyce Tjon, Chair
Jonathan Foster
John Kim

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Annual Report to Stockholders

Our 2021 Annual Report has been made available to stockholders and is posted on our website www.volcon.com under “Investors—SEC Filings.”

Additional copies of the 2021 Annual Report may be obtained without charge upon written request to Investor Relations, Volcon, Inc., 2590 Oakmont Drive, Suite 250, Round Rock, Texas 78665.

The 2021 Annual Report shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing (except to the extent that we specifically incorporate this information by reference) and shall not otherwise be deemed “soliciting material” or “filed” with the SEC or subject to Regulation 14A or 14C, or to the liabilities of Section 18 of the Exchange Act (except to the extent that we specifically request that this information be treated as soliciting material or specifically incorporate this information by reference).

Stockholder Proposals and Director nominations for the 2023 Annual Meeting

Stockholder Proposals

Business must be properly brought before an annual meeting in order to be considered by stockholders. Any stockholder desiring to present a proposal pursuant to Rule 14a-8 of the Exchange Act to be included in the definitive proxy statement and voted on by the stockholders at the 2023 Annual Meeting of stockholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices no later than [●], 2023, which is 120 days prior to the anniversary date that we released this Proxy Statement to our stockholders for the Annual Meeting, and must meet all other requirements for inclusion in the proxy statement.

As provided in our Bylaws, if a stockholder intends to present a proposal for new business to be considered at the 2023 Annual Meeting of stockholders but does not seek inclusion of the proposal in the Company’s proxy statement for that meeting, then such proposal, including all supporting information, must be delivered to and received by the Company at our principal executive offices no earlier than March 28, 2023, which is 120 days prior to the one-year (1) anniversary of this year’s Annual Meeting, and no later than April 27, 2023, which 90 days prior to the one-year (1) anniversary of this year’s Annual Meeting.

Director Nominations

The Company’s Bylaws govern the submission of nominations for directors that a stockholder wishes to have considered at a meeting of stockholders, but that are not included in the Company’s proxy materials. To nominate a director under our Bylaws, stockholders must submit a written proposal, including all supporting information, to the Company at its principal executive offices not less than 90 nor more than 120 days prior to the first anniversary date of the Company’s annual meeting of stockholders for the preceding year, the notice must contain the information required by our Bylaws, and the stockholder must be entitled to vote and comply with other applicable requirements set forth in our Bylaws. Accordingly, we must receive notice of director nominations proposed by stockholders pursuant to our Bylaws for the 2023 Annual Meeting of stockholders no earlier than March 28, 2023, and no later than April 27, 2023.

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Other Business

As of the date of this Proxy Statement, management does not know of any other matters that will be brought before the Annual Meeting requiring action of the stockholders. However, if any other matters requiring the vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the Annual Meeting for any reason.

Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of the Proxy Statement, the 2021 Annual Report and other proxy materials, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees.

Under applicable law, if you consented or were deemed to have consented, your broker, bank or other intermediary may send only one copy of the Proxy Statement, the 2021 Annual Report, and other proxy materials to your address for all residents that own shares of the Company’s common stock in street name. If you wish to revoke your consent to householding, you must contact your broker, bank or other intermediary. If you are receiving multiple copies of the Proxy Statement, the 2021 Annual Report, and other proxy materials, you may be able to request householding by contacting your broker, bank or other intermediary. Upon written or oral request, we will promptly deliver a separate set of the Proxy Statement, the 2021 Annual Report or other proxy materials to any beneficial owner at a shared address to which a single copy of any of those documents was delivered. If you wish to request copies free of charge of the Proxy Statement, the 2021 Annual Report or other proxy materials, please send your request to Investor Relations, Volcon, Inc., 2590 Oakmont Drive, Suite 520, Round Rock, Texas 78665 or call the Company with your request at (512) 400-4271.

By Order of the Board of Directors,

/s/ Christian Okonsky

Chairman of the Board

[●], 2022

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Appendix A

AMENDMENT NO. 1 TO THE

VOLCON, INC. 2021 STOCK PLAN

(AS AMENDED AND RESTATED)

This AMENDMENT NO. 1 TO THE VOLCON, INC. 2021 STOCK PLAN is approved and adopted by the Board of Directors of Volcon, Inc., a Delaware corporation (the “Corporation”), as of April 18, 2022. This Amendment will become effective upon approval by the stockholders of the Corporation.

RECITALS

WHEREAS, the Corporation previously established the Volcon, Inc. 2021 Stock Plan (the “Stock Plan”) for the benefit of eligible Key Employees, Directors and Consultants, as defined in the Stock Plan;

WHEREAS, Section 14 of the Stock Plan provides that the Board may amend the Stock Plan from time to time, subject to the approval of the Corporation’s stockholders as required by applicable law, regulation or rule of any stock exchange on which the shares of the Corporation’s Common Stock (as defined below) are listed;

WHEREAS, the Board desires to amend the Stock Plan to increase the maximum number of shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”) that may be issued under the Stock Plan;

NOW, THEREFORE, the Stock Plan is hereby amended as follows:

1.	Section 4.1(a) of the Stock Plan is hereby amended and restated in its entirety to read as follows:

“The total number of shares of Common Stock that may be issued under the Plan shall be 7,000,000. Such shares may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 4.3 of the Plan.”

2.	Except as set forth herein, the Stock Plan shall remain unchanged, unless otherwise amended consistent with the terms of the Stock Plan.

3.	Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Stock Plan. The term “Plan” as used in the Stock Plan shall be deemed to refer to the Plan as amended herein.

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Appendix B

VOLCON, INC.

2021 STOCK PLAN

(AS AMENDED AND RESTATED)

Section 1. Establishment and Purpose.

1.1 The Board of Directors of Volcon, Inc. (the “Company”) hereby establishes the Volcon, Inc. 2021 Stock Plan (the “Plan”) effective as of March 24, 2021, subject to approval by the Company’s stockholders within one year of the date hereof.

1.2 The purpose of the Plan is to attract and retain outstanding individuals as Key Employees, Directors and Consultants of the Company and its Subsidiaries, to recognize the contributions made to the Company and its Subsidiaries by Key Employees, Directors and Consultants, and to provide such Key Employees, Directors and Consultants with additional incentive to expand and improve the profits and achieve the objectives of the Company and its Subsidiaries, by providing such Key Employees, Directors and Consultants with the opportunity to acquire or increase their proprietary interest in the Company through receipt of Awards.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

2.1 “Award” means any award or benefit granted under the Plan, which shall be a Stock Option, a Stock Award, a Stock Unit Award or an SAR.

2.2 “Award Agreement” means, as applicable, a Stock Option Agreement, Stock Award Agreement, Stock Unit Award Agreement or SAR Agreement evidencing an Award granted under the Plan.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” has the meaning set forth in Section 8.2 of the Plan.

2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board from time to time to administer the Plan, or, if no such committee has been designated at the time of any grants, it shall mean the Board.

2.7 “Common Stock” means the Common Stock, par value $0.00001 per share, of the Company.

2.8 “Company” means Volcon, Inc., a Delaware corporation.

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2.9 “Consultant” means any person, including an advisor, who is engaged by the Company or an affiliate to render consulting or advisory services and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

2.10 “Director” means a director of the Company who is not an employee of the Company or a Subsidiary.

2.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.12 “Fair Market Value” means as of any date, the closing price of a share of Common Stock on the national securities exchange on which the Common Stock is listed, or, if the Common Stock is not listed on a national securities exchange, the over-the-counter market on which the Common Stock trades, or, if the Common Stock is not listed on a national securities exchange or an over-the-counter market, as determined by the Board as of such date, or, if no trading occurred on such date, as of the trading day immediately preceding such date.

2.13 “Incentive Stock Option” or “ISO” means a Stock Option granted under Section 5 of the Plan that meets the requirements of Section 422(b) of the Code or any successor provision.

2.14 “Key Employee” means an employee of the Company or any Subsidiary selected to participate in the Plan in accordance with Section 3. A Key Employee may also include a person who is granted an Award (other than an Incentive Stock Option) in connection with the hiring of the person prior to the date the person becomes an employee of the Company or any Subsidiary, provided that such Award shall not vest prior to the commencement of employment.

2.15 “Non-Qualified Stock Option” or “NSO” means a Stock Option granted under Section 5 of the Plan that is not an Incentive Stock Option.

2.16 “Participant” means a Key Employee, Director or Consultant selected to receive an Award under the Plan.

2.17 “Plan” means the Volcon, Inc. 2021 Stock Plan.

2.18 “Stock Appreciation Right” or “SAR” means a grant of a right to receive shares of Common Stock or cash under Section 8 of the Plan.

2.19 “Stock Award” means a grant of shares of Common Stock under Section 6 of the Plan.

2.20 “Stock Option” means an Incentive Stock Option or a Non-Qualified Stock Option granted under Section 5 of the Plan.

2.21 “Stock Unit Award” means a grant of a right to receive shares of Common Stock or cash under Section 7 of the Plan.

2.22 “Subsidiary” means an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

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Section 3. Administration.

3.1 The Board.

The Plan shall be administered by the Committee, which shall be comprised of at least two members of the Board who satisfy the “non-employee director” definition set forth in Rule 16b-3 under the Exchange Act, unless the Board otherwise determines.

3.2 Authority of the Committee.

(a) The Committee, in its sole discretion, shall determine the Key Employees and Directors to whom, and the time or times at which Awards will be granted, the form and amount of each Award, the expiration date of each Award, the time or times within which the Awards may be exercised, the cancellation of the Awards and the other limitations, restrictions, terms and conditions applicable to the grant of the Awards. The terms and conditions of the Awards need not be the same with respect to each Participant or with respect to each Award.

(b) To the extent permitted by applicable law, regulation, and rules of a stock exchange on which the Common Stock is listed or traded, the Committee may delegate its authority to grant Awards to Key Employees and to determine the terms and conditions thereof to such officer of the Company as it may determine in its discretion, on such terms and conditions as it may impose, except with respect to Awards to officers subject to Section 16 of the Exchange Act.

(c) The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Awards granted hereunder, shall be final and conclusive for all purposes and upon all persons.

(d) No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a Director so that the members of the Committee shall be entitled to indemnification and reimbursement as Directors of the Company pursuant to the Company’s Certificate of Incorporation and By-Laws.

3.3 Award Agreements.

(a) Each Award shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (i) an agreement not to compete with the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (ii) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (iii) an agreement to retain the confidentiality of certain information. Such agreements may contain such other terms and conditions as the Committee shall determine. If the Participant shall fail to enter into any such agreement at the request of the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

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Section 4. Shares of Common Stock Subject to Plan.

4.1 Total Number of Shares.

(a) The total number of shares of Common Stock that may be issued under the Plan shall be 3,000,000 (giving effect to stock dividend completed July 27, 2021). Such shares may be either authorized but unissued shares or treasury shares, and shall be adjusted in accordance with the provisions of Section 4.3 of the Plan.

(b) The number of shares of Common Stock delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or of any required withholding taxes, shall not again be available for issuance pursuant to subsequent Awards, and shall count towards the aggregate number of shares of Common Stock that may be issued under the Plan. Any shares of Common Stock purchased by the Company with proceeds from a Stock Option exercise shall not again be available for issuance pursuant to subsequent Awards, shall count against the aggregate number of shares that may be issued under the Plan and shall not increase the number of shares available under the Plan.

(c) If there is a lapse, forfeiture, expiration, termination or cancellation of any Award for any reason (including for reasons described in Section 3.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof, the shares of Common Stock subject to such Award or reacquired by the Company shall again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.

4.2 Shares Under Awards.

Of the shares of Common Stock authorized for issuance under the Plan pursuant to Section 4.1:

(a) The maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options or SARs in any calendar year is 500,000, except that the maximum number of shares of Common Stock as to which a Key Employee may receive Stock Options or SARs in the calendar year in which such Key Employee begins employment with the Company or its Subsidiaries is 500,000.

(b) The maximum number of shares of Common Stock that may be subject to Stock Options (ISOs and/or NSOs) is 500,000.

(c) The maximum number of shares of Common Stock that may be used for Stock Awards and/or Stock Unit Awards that may be granted to any Key Employee in any calendar year is 100,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of shares on the date on which the Award is settled.

(d) The maximum number of shares of Common Stock subject to Awards granted under the Plan or otherwise during any one calendar year to any Director, taken together with any cash fees paid by the Company to such Director during such calendar year for service on the Board, will not exceed $300,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

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The numbers of shares described herein shall be as adjusted in accordance with Section 4.3 of the Plan.

4.3 Adjustment.

In the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company or any similar corporate transaction, the Committee shall make such adjustments as it deems appropriate, in its sole discretion, to preserve the benefits or intended benefits of the Plan and Awards granted under the Plan. Such adjustments may include: (a) adjustment in the number and kind of shares reserved for issuance under the Plan; (b) adjustment in the number and kind of shares covered by outstanding Awards; (c) adjustment in the exercise price of outstanding Stock Options or SARs or the price of Stock Awards or Stock Unit Awards under the Plan; (d) adjustments to any of the shares limitations set forth in Section 4.1 or 4.2 of the Plan; and (e) any other changes that the Committee determines to be equitable under the circumstances.

Section 5. Grants of Stock Options.

5.1 Grant.

Subject to the terms of the Plan, the Committee may from time to time grant Stock Options to Participants. Unless otherwise expressly provided at the time of the grant, Stock Options granted under the Plan to Key Employees will be NSOs. Stock Options granted under the Plan to Directors who are not employees of the Company or any Subsidiary will be NSOs.

5.2 Stock Option Agreement.

The grant of each Stock Option shall be evidenced by a written Stock Option Agreement specifying the type of Stock Option granted, the exercise period, the exercise price, the terms for payment of the exercise price, the expiration date of the Stock Option, the number of shares of Common Stock to be subject to each Stock Option and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan.

5.3 Exercise Price and Exercise Period.

With respect to each Stock Option granted to a Participant:

(a) The per share exercise price of each Stock Option shall be the Fair Market Value of the Common Stock subject to the Stock Option on the date on which the Stock Option is granted.

(b) Each Stock Option shall become exercisable as provided in the Stock Option Agreement; provided that the Committee shall have the discretion to accelerate the date as of which any Stock Option shall become exercisable in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

(c) No dividends or dividend equivalents shall be paid with respect to any shares subject to a Stock Option prior to the exercise of the Stock Option.

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(d) Each Stock Option shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, on the date ten years after the date of grant.

5.4 Required Terms and Conditions of ISOs.

In addition to the foregoing, each ISO granted to a Key Employee shall be subject to the following specific rules:

(a) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. If the aggregate Fair Market Value (determined at the time of grant) of the Common Stock subject to an ISO which first becomes exercisable in any calendar year exceeds the limitation of this Section 5.4(a), so much of the ISO that does not exceed the applicable dollar limit shall be an ISO and the remainder shall be a NSO; but in all other respects, the original Stock Option Agreement shall remain in full force and effect.

(b) Notwithstanding anything herein to the contrary, if an ISO is granted to a Key Employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent or subsidiaries within the meaning of Section 422(b)(6) of the Code): (i) the purchase price of each share of Common Stock subject to the ISO shall be not less than 110% of the Fair Market Value of the Common Stock on the date the ISO is granted; and (ii) the ISO shall expire, and all rights to purchase shares of Common Stock thereunder shall expire, no later than the fifth anniversary of the date the ISO was granted.

(c) No ISOs shall be granted under the Plan after ten years from the earlier of the date the Plan is adopted or approved by shareholders of the Company.

5.5 Exercise of Stock Options.

(a) A Participant entitled to exercise a Stock Option may do so by delivering written notice to that effect specifying the number of shares of Common Stock with respect to which the Stock Option is being exercised and any other information the Committee may prescribe. All notices or requests provided for herein shall be delivered to the Chief Financial Officer of the Company.

(b) The Committee in its sole discretion may make available one or more of the following alternatives for the payment of the Stock Option exercise price: (i) in cash; (ii) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Stock Option to pay the exercise price; (iii) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the exercise of the Stock Option having an aggregate Fair Market Value equal to the exercise price; (iv) by delivering previously acquired shares of Common Stock that are acceptable to the Committee and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price; or (v) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the Stock Option exercise price.

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Section 6. Stock Awards.

6.1 Grant.

The Committee may, in its discretion, (a) grant shares of Common Stock under the Plan to any Participant without consideration from such Participant or (b) sell shares of Common Stock under the Plan to any Participant for such amount of cash, Common Stock or other consideration as the Committee deems appropriate.

6.2 Stock Award Agreement.

Each share of Common Stock granted or sold hereunder shall be subject to such restrictions, conditions and other terms as the Board may determine at the time of grant or sale, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Award Agreement, and the following specific rules:

(a) The Award Agreement shall specify whether the shares of Common Stock are granted or sold to the Participant and such other provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b) The restrictions to which the shares of Common Stock awarded hereunder are subject shall lapse as provided in Stock Award Agreement; provided that the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(c) Except as provided in this subsection (c) and unless otherwise set forth in the related Stock Award Agreement, the Participant receiving a grant of or purchasing Common Stock shall thereupon be a stockholder with respect to such shares and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares; provided that any dividends or other distributions payable with respect to the Stock Award shall be accumulated and held by the Company and paid to the Participant only upon, and to the extent, the restrictions lapse in accordance with the terms of the applicable Stock Award Agreement. Any such dividends or other distributions held by the Company attributable to the portion of a Stock Award that is forfeited shall also be forfeited.

Section 7. Stock Unit Awards.

7.1 Grant.

The Committee may, in its discretion, grant Stock Unit Awards to any Participant. Each Stock Unit subject to the Award shall entitle the Participant to receive, on the date or the occurrence of an event (including the attainment of performance goals) as described in the Stock Unit Award Agreement, a share of Common Stock or cash equal to the Fair Market Value of a share of Common Stock on the date of such event as provided in the Stock Unit Award Agreement.

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7.2 Stock Unit Agreement.

Each Stock Unit Award shall be subject to such restrictions, conditions and other terms as the Committee may determine at the time of grant, the general provisions of the Plan, the restrictions, terms and conditions of the related Stock Unit Award Agreement and the following specific rules:

(a) The Stock Unit Agreement shall specify such provisions, not inconsistent with the terms and conditions of the Plan, as the Committee shall determine.

(b) The restrictions to which the shares of Stock Units awarded hereunder are subject shall lapse as provided in Stock Unit Agreement; provided that the Committee shall have the discretion to accelerate the date as of which the restrictions lapse with respect to any Award held by a Participant in the event of the Participant’s termination of employment with the Company, or service on the Board, without cause (as determined by the Board in its sole discretion).

(c) Except as provided in this subsection (c) and unless otherwise set forth in the Stock Unit Agreement, the Participant receiving a Stock Unit Award shall have no rights of a stockholder, including voting or dividends or other distributions rights, with respect to any Stock Units prior to the date they are settled in shares of Common Stock; provided that a Stock Unit Award Agreement may provide that until the Stock Units are settled in shares or cash, the Participant shall be entitled to receive on each dividend or distribution payment date applicable to the Common Stock an amount equal to the dividends or other distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual shares of Common Stock. Such amounts shall be accumulated and held by the Company and paid to the Participant only upon, and to the extent, the restrictions lapse in accordance with the terms of the applicable Stock Unit Award Agreement. Such amounts held by the Company attributable to the portion of the Stock Unit Award that is forfeited shall also be forfeited.

Section 8. SARs.

8.1 Grant.

The Committee may grant SARs to Participants. Upon exercise, an SAR entitles the Participant to receive from the Company the number of shares of Common Stock having an aggregate Fair Market Value equal to the excess of the Fair Market Value of one share as of the date on which the SAR is exercised over the exercise price, multiplied by the number of shares with respect to which the SAR is being exercised. The Committee, in its discretion, shall be entitled to cause the Company to elect to settle any part or all of its obligations arising out of the exercise of an SAR by the payment of cash in lieu of all or part of the shares it would otherwise be obligated to deliver in an amount equal to the Fair Market Value of such shares on the date of exercise. Cash shall be delivered in lieu of any fractional shares. The terms and conditions of any such Award shall be determined at the time of grant.

8.2 SAR Agreement.

(a) Each SAR shall be evidenced by a written SAR Agreement specifying the terms and conditions of the SAR as the Committee may determine, including the SAR exercise price, expiration date of the SAR, the number of shares of Common Stock to which the SAR pertains, the form of settlement and such other terms and conditions established by the Committee, in its sole discretion, not inconsistent with the Plan.

(b) The per Share exercise price of each SAR shall not be less than 100% of the Fair Market Value of a Share on the date the SAR is granted.

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(c) Each SAR shall expire and all rights thereunder shall cease on the date fixed by the Committee in the related SAR Agreement, which shall not be later than the ten years after the date of grant; provided however, if a Participant is unable to exercise an SAR because trading in the Common Stock is prohibited by law or the Company’s insider-trading policy, the SAR exercise date shall be extended to the date that is 30 days after the expiration of the trading prohibition.

(d) Each SAR shall become exercisable as provided in the related SAR Agreement; provided that notwithstanding any other Plan provision, the Committee shall have the discretion to accelerate the date as of which any SAR shall become exercisable in the event of the Participant’s termination of employment, or service on the Board, without cause (as determined by the Committee in its sole discretion).

(e) No dividends or dividend equivalents shall be paid with respect to any SAR prior to the exercise of the SAR.

(f) A person entitled to exercise an SAR may do so by delivery of a written notice in accordance with procedures established by the Committee specifying the number of shares of Common Stock with respect to which the SAR is being exercised and any other information the Committee may prescribe. As soon as reasonably practicable after the exercise of an SAR, the Company shall (i) issue the total number of full shares of Common Stock to which the Participant is entitled and cash in an amount equal to the Fair Market Value, as of the date of exercise, of any resulting fractional share, and (ii) if the Committee causes the Company to elect to settle all or part of its obligations arising out of the exercise of the SAR in cash, deliver to the Participant an amount in cash equal to the Fair Market Value, as of the date of exercise, of the shares it would otherwise be obligated to deliver.

Section 9. Change in Control.

9.1 Effect of a Change in Control.

(a) Notwithstanding any of the provisions of the Plan or any outstanding Award Agreement, upon a Change in Control of the Company (as defined in Section 9.2), the Board is authorized and has sole discretion to provide that (i) all outstanding Awards shall become fully exercisable, (ii) all restrictions applicable to all Awards shall terminate or lapse and (iii) performance goals applicable to any Awards shall be deemed satisfied at the highest level, as applicable, in order that Participants may realize the benefits thereunder.

(b) In addition to the Board’s authority set forth in Section 3, upon such Change in Control of the Company, the Board is authorized and has sole discretion as to any Award, either at the time such Award is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide for the purchase of any outstanding Stock Option, for an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Common Stock covered thereby had such Stock Option been currently exercisable; (ii) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change in Control; and (iii) cause any such Award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.

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9.2 Definition of Change in Control.

“Change in Control” of the Company shall be deemed to have occurred if at any time during the term of an Award granted under the Plan any of the following events occurs:

(a) any Person (other than the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of shares of Common Stock of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Person” and “Beneficial Owner” being defined in Rule 13d-3 of the General Rules and Regulations of the Exchange Act);

(b) the Company is party to a merger, consolidation, reorganization or other similar transaction with another corporation or other Person unless, following such transaction, more than 50% of the combined voting power of the outstanding securities of the surviving, resulting or acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such transaction, in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s outstanding securities entitled to vote generally in the election of directors;

(c) the election to the Board, without the recommendation or approval of two-thirds of the incumbent Board, of the lesser of: (i) three Directors; or (ii) Directors constituting a majority of the number of Directors of the Company then in office; provided, however, that Directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company will not be considered as incumbent members of the Board for purposes of this Section; or

(d) there is a complete liquidation or dissolution of the Company, or the Company sells all or substantially all of its business and/or assets to another corporation or other Person unless, following such sale, more than 50% of the combined voting power of the outstanding securities of the acquiring corporation or Person or its parent entity entitled to vote generally in the election of directors (or Persons performing similar functions) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the Company’s outstanding securities entitled to vote generally in the election of directors immediately prior to such sale, in substantially the same proportions as their ownership, immediately prior to such sale, of the Company’s outstanding securities entitled to vote generally in the election of directors.

In no event, however, shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group which consummates the Change in Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (a) passive ownership of less than 3% of the shares of the purchasing company; or (b) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the disinterested Directors).

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Section 10. Payment of Taxes.

(a) In connection with any Award, and as a condition to the issuance or delivery of any shares of Common Stock to the Participant in connection therewith, the Company shall require the Participant to pay the Company the minimum amount of federal, state, local or foreign taxes required to be withheld, and in the Company’s sole discretion, the Company may permit the Participant to pay the Company up to the maximum individual statutory rate of applicable withholding.

(b) The Company in its sole discretion may make available one or more of the following alternatives for the payment of such taxes: (i) in cash; (ii) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the shares subject to the Award to pay the withholding taxes; (iii) by directing the Company to withhold such number of shares of Common Stock otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld; (iv) by delivering previously acquired shares of Common Stock of the Company that are acceptable to the Board that have an aggregate Fair Market Value equal to the amount required to be withheld; or (v) by certifying to ownership by attestation of such previously acquired shares of Common Stock.

The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

Section 11. Postponement.

The Committee may postpone any grant or settlement of an Award or exercise of a Stock Option or SAR for such time as the Board in its sole discretion may deem necessary in order to permit the Company:

(a) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable pursuant to an Award, including upon the exercise of a Stock Option or SAR, under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(b) to permit any action to be taken in order to (i) list such shares of Common Stock on a stock exchange if shares of Common Stock are then listed on such exchange or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which the shares of Common Stock are listed; or

(c) to determine that such shares of Common Stock and the Plan are exempt from such registration or that no action of the kind referred to in (b)(ii) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.

Any such postponement shall not extend the term of an Award and neither the Company nor its Directors or officers shall have any obligation or liability to a Participant, the Participant’s successor or any other person with respect to any shares of Common Stock as to which the Award shall lapse because of such postponement.

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Section 12. Nontransferability.

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than by will or by the laws of descent and distribution.

Section 13. Delivery of Shares.

Shares of Common Stock issued pursuant to a Stock Award, the exercise of a Stock or SAR or the settlement of a Stock Unit Award shall be represented by stock certificates or on a non-certificated basis, with the ownership of such shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent; provided, however, that upon the written request of the Participant, the Company shall issue, in the name of the Participant, stock certificates representing such shares of Common Stock. Notwithstanding the foregoing, shares granted pursuant to a Stock Award shall be held by the Secretary of the Company until such time as the shares are forfeited or settled.

Section 14. Termination or Amendment of Plan and Award Agreements.

14.1 Termination or Amendment of Plan.

(a) Except as described in Section 14.3 below, the Board may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company, unless such approval is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. No amendment or termination of the Plan shall adversely affect the right of any Participant under any outstanding Award in any material way without the written consent of the Participant, unless such amendment or termination is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed. Subject to the foregoing, the Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

(b) The Board shall have the authority to amend the Plan to the extent necessary or appropriate to comply with applicable law, regulation or accounting rules in order to permit Participants who are located outside of the United States to participate in the Plan.

14.2 Amendment of Award Agreements.

The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the shares of Common Stock are listed.

14.3 No Repricing of Stock Options.

Notwithstanding the foregoing, and except as described in Section 4.3, there shall be no amendment to the Plan or any outstanding Stock Option Agreement or SAR Agreement that results in the repricing of Stock Options or SARs without stockholder approval. For this purpose, repricing includes (i) a reduction in the exercise price of the Stock Option or SARs or (ii) the cancellation of a Stock Option in exchange for cash, Stock Options or SARs with an exercise price less than the exercise price of the cancelled Options or SARs, other Awards or any other consideration provided by the Company, but does not include any adjustment described in Section 4.3.

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Section 15. No Contract of Employment.

Neither the adoption of the Plan nor the grant of any Award under the Plan shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Participant for any particular period, nor shall the granting of an Award constitute a request or consent to postpone the retirement date of any Participant.

Section 16. Applicable Law.

All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Nevada, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.

Section 17. Effective Date and Term of Plan.

17.1 Effective Date.

(a) The Plan has been adopted by the Board, and is effective, as of March 24, 2021, subject to the approval of the Plan by the stockholders of the Company.

(b) In the event the Plan is not approved by stockholders of the Company within 12 months of the date hereof, the Plan shall have no effect.

17.2 Term of Plan.

Notwithstanding anything to the contrary contained herein, no Awards shall be granted on or after March 24, 2031.

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Appendix C

FORM OF CERTIFICATE OF AMENDMENT

TO
CERTIFICATE OF INCORPORATION
OF
VOLCON, INC.

Volcon, Inc., a corporation existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is “Volcon, Inc.”

2. The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on February 21, 2020 and was amended and restated on October 1, 2020 and further amended and restated on October 8, 2021 (the “Certificate of Incorporation”).

3. Article IV of the Certificate of Incorporation of the Corporation is hereby amended by adding a new subsection 4.2(a)(vi) to read, in full, as follows:

“(vi) Reverse Split. Upon effectiveness of this Certificate of Amendment (the “Effective Time”), every [•] shares of Common Stock, par value $0.00001 per share issued and outstanding immediately prior to the Effective Time (the “Original Common Stock”), shall be combined and reclassified into one share of Common Stock, such Common Stock to have the rights and powers set forth in the Second Amended and Restated Certificate of Incorporation, as amended by this Certificate of Amendment and under the DGCL (the “Reverse Split”). All shares of Common Stock issued to any holder of Original Common Stock as a result of the Reverse Split shall be aggregated for the purpose of determining the number of shares of Common Stock to which such holder shall be entitled, and no fractional shares shall be issued in connection with the Reverse Split. At and after the Effective Time, outstanding certificates that prior thereto represented shares of Original Common Stock shall be deemed for all purposes to evidence ownership of and to represent that number of shares of Common Stock into which the shares previously represented by such certificates have been reclassified as herein provided. No fractional shares shall be issued in connection with the Reverse Split. Stockholders who otherwise would be entitled to receive fractional share interests of Common Stock as a result of the Reverse Split shall be entitled to receive in lieu of such fractional share interests, upon the Effective Time, one whole share of Common Stock in lieu of such fractional share interest. Until any such outstanding stock certificates have been surrendered for transfer or otherwise accounted for to the Corporation, the registered owner thereof on the books and records of the Corporation shall have and be entitled to exercise any voting and other rights with respect to, and receive any dividend and other distributions upon, the shares of Common Stock issued in respect of the Original Common Stock formerly evidenced by such certificates.”

4. This Certificate of Amendment was duly adopted in accordance with the applicable provisions of Sections 242 of the General Corporation Law of the State of Delaware (“DGCL”).

[Signature page follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by an authorized officer this ___ day of _____, 202__.

VOLCON, INC. By: _________________________ Name:____________________ Title: ____________________

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